                                                                    Exhibit 99.1

                                                                  Conformed Copy

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 1, 1999

                                 BY AND BETWEEN

                       FIDELITY NATIONAL FINANCIAL, INC.

                                      AND

                           CHICAGO TITLE CORPORATION

                               TABLE OF CONTENTS

          ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 1

            Section 1.1 Definitions.  . . . . . . . . . . . . . . . . . . 1

          ARTICLE II THE MERGER . . . . . . . . . . . . . . . . . . . . . 7

            Section 2.1 The Merger. . . . . . . . . . . . . . . . . . . . 7
            Section 2.2 Certificate of Incorporation and By-laws of the
            Surviving Corporation . . . . . . . . . . . . . . . . . . . . 8
            Section 2.3 Board of Directors of the Surviving Corporation . 8
            Section 2.4 Headquarters  . . . . . . . . . . . . . . . . . . 8
            Section 2.5 Transition Committee  . . . . . . . . . . . . . . 8

          ARTICLE III CONVERSION OF SECURITIES AND RELATED MATTERS  . . . 9

            Section 3.1 Conversion of Capital Stock . . . . . . . . . . . 9
            Section 3.2 Fractional Shares; Adjustments  . . . . . . . .  14
            Section 3.3 Exchange of Certificates. . . . . . . . . . . .  15
            Section 3.4 Company Stock Options . . . . . . . . . . . . .  17
            Section 3.5 Shares of Dissenting Stockholders . . . . . . .  18

          ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . .  18

            Section 4.1 Corporate Existence and Power . . . . . . . . .  18
            Section 4.2 Corporate Authorization . . . . . . . . . . . .  18
            Section 4.3 Governmental Authorization  . . . . . . . . . .  19
            Section 4.4 Non-Contravention . . . . . . . . . . . . . . .  19
            Section 4.5 Capitalization  . . . . . . . . . . . . . . . .  19
            Section 4.6 Subsidiaries  . . . . . . . . . . . . . . . . .  20
            Section 4.7 The Company SEC Documents . . . . . . . . . . .  21
            Section 4.8 Financial Statements; Reserves. . . . . . . . .  21
            Section 4.9 No Material Undisclosed Liabilities . . . . . .  23
            Section 4.10 Information to Be Supplied.  . . . . . . . . .  23
            Section 4.11 Absence of Certain Changes . . . . . . . . . .  23
            Section 4.12 Transactions with Affiliates . . . . . . . . .  24
            Section 4.13 Litigation . . . . . . . . . . . . . . . . . .  24
            Section 4.14 Taxes  . . . . . . . . . . . . . . . . . . . .  24
            Section 4.15 Employees and Employee Benefits  . . . . . . .  25
            Section 4.16 Investment Securities  . . . . . . . . . . . .  26
            Section 4.17 Compliance with Laws . . . . . . . . . . . . .  26
            Section 4.18 Forms of Contract  . . . . . . . . . . . . . .  27
            Section 4.19 Directors' and Officers' Insurance Policies  .  27
            Section 4.20 Environmental Matters. . . . . . . . . . . . .  27
            Section 4.21 Finders' Fees; Opinion of Financial Advisor. .  28
            Section 4.22 Required Vote; Board Approval. . . . . . . . .  28
            Section 4.23 State Takeover Statutes  . . . . . . . . . . .  28
            Section 4.24 Year 2000 Compliance . . . . . . . . . . . . .  29

          ARTICLE V REPRESENTATIONS AND WARRANTIES OF FIDELITY  . . . .  29

            Section 5.1 Corporate Existence and Power . . . . . . . . .  29
            Section 5.2 Corporate Authorization . . . . . . . . . . . .  29
            Section 5.3 Governmental Authorization  . . . . . . . . . .  29
            Section 5.4 Non-Contravention . . . . . . . . . . . . . . .  30
            Section 5.5 Capitalization of Fidelity. . . . . . . . . . .  30
            Section 5.6 Subsidiaries  . . . . . . . . . . . . . . . . .  31
            Section 5.7 Fidelity SEC Documents. . . . . . . . . . . . .  32
            Section 5.8 Financial Statements; Reserves. . . . . . . . .  32
            Section 5.9 No Material Undisclosed Liabilities . . . . . .  33

            Section 5.10 Information to Be Supplied.  . . . . . . . . .  34
            Section 5.11 Absence of Certain Changes . . . . . . . . . .  34
            Section 5.12 Transactions with Affiliates . . . . . . . . .  35
            Section 5.13 Litigation . . . . . . . . . . . . . . . . . .  35
            Section 5.14 Taxes  . . . . . . . . . . . . . . . . . . . .  35
            Section 5.15 Employees and Employee Benefits  . . . . . . .  36
            Section 5.16 Investment Securities  . . . . . . . . . . . .  37
            Section 5.17 Compliance with Laws . . . . . . . . . . . . .  37
            Section 5.18 Forms of Contract  . . . . . . . . . . . . . .  38
            Section 5.19 Directors' and Officers' Insurance Policies  .  38
            Section 5.20 Environmental Matters  . . . . . . . . . . . .  38
            Section 5.21 Finders' Fees; Opinion of Financial Advisor  .  38
            Section 5.22 Required Vote; Board Approval. . . . . . . . .  39
            Section 5.23 Ownership of Company Common Shares . . . . . .  39
            Section 5.24 Year 2000 Compliance . . . . . . . . . . . . .  39
            Section 5.25 Financing  . . . . . . . . . . . . . . . . . .  39

          ARTICLE VI COVENANTS OF THE COMPANY . . . . . . . . . . . . .  40

            Section 6.1 The Company Interim Operations  . . . . . . . .  40
            Section 6.2 Stockholder Meeting . . . . . . . . . . . . . .  42
            Section 6.3 Acquisition Proposals; Board Recommendation.  .  43
            Section 6.4 Purchases of Company Common Shares  . . . . . .  44

          ARTICLE VII COVENANTS OF FIDELITY . . . . . . . . . . . . . .  44

            Section 7.1 Fidelity Interim Operations . . . . . . . . . .  44
            Section 7.2 Executive Management  . . . . . . . . . . . . .  47
            Section 7.3 Stockholder Meeting . . . . . . . . . . . . . .  47
            Section 7.4 Indemnification, Exculpation and Insurance. . .  47
            Section 7.5 Employee Benefits . . . . . . . . . . . . . . .  48
            Section 7.6 Stock Exchange Listing  . . . . . . . . . . . .  48

          ARTICLE VIII COVENANTS OF FIDELITY AND THE COMPANY  . . . . .  48

            Section 8.1 Reasonable Best Efforts . . . . . . . . . . . .  48
            Section 8.2 Certain Filings; Cooperation in Receipt of
            Consents. . . . . . . . . . . . . . . . . . . . . . . . . .  49
            Section 8.3 Public Announcements  . . . . . . . . . . . . .  51
            Section 8.4 Access to Information; Notification of Certain
            Matters.  . . . . . . . . . . . . . . . . . . . . . . . . .  51
            Section 8.5 Payment of Special Dividend . . . . . . . . . .  51
            Section 8.6 Further Assurances  . . . . . . . . . . . . . .  52
            Section 8.7 Tax Matters . . . . . . . . . . . . . . . . . .  52
            Section 8.8 Control of Other Party's Business . . . . . . .  52
            Section 8.9 Affiliate Letters . . . . . . . . . . . . . . .  52
            Section 8.10 Financing  . . . . . . . . . . . . . . . . . .  53

          ARTICLE IX CONDITIONS TO THE MERGER . . . . . . . . . . . . .  53

            Section 9.1 Conditions to the Obligations of Each Party . .  53
            Section 9.2 Conditions to the Obligations of the Company  .  53
            Section 9.3 Conditions to the Obligations of Fidelity . . .  54

          ARTICLE X TERMINATION . . . . . . . . . . . . . . . . . . . .  55

            Section 10.1 Termination  . . . . . . . . . . . . . . . . .  55
            Section 10.2 Effect of Termination  . . . . . . . . . . . .  57
            Section 10.3 Termination Fee and Expenses.  . . . . . . . .  57

          ARTICLE XI MISCELLANEOUS  . . . . . . . . . . . . . . . . . .  58

            Section 11.1 Notices  . . . . . . . . . . . . . . . . . . .  58
            Section 11.2 Survival of Representations, Warranties and
            Covenants after the Effective Time  . . . . . . . . . . . .  59

            Section 11.3 Amendments; No Waivers.  . . . . . . . . . . .  59
            Section 11.4 Successors and Assigns . . . . . . . . . . . .  60
            Section 11.5 Governing Law  . . . . . . . . . . . . . . . .  60
            Section 11.6 Counterparts; Effectiveness; Third Party
            Beneficiaries . . . . . . . . . . . . . . . . . . . . . . .  60
            Section 11.7 Jurisdiction . . . . . . . . . . . . . . . . .  60
            Section 11.8 Waiver of Jury Trial . . . . . . . . . . . . .  60
            Section 11.9 Enforcement  . . . . . . . . . . . . . . . . .  60
            Section 11.10 Entire Agreement  . . . . . . . . . . . . . .  61

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of August 1, 1999 by and between Chicago Title Corporation, a Delaware corporation (the "Company"), and Fidelity National Financial, Inc., a Delaware corporation ("Fidelity").

                                    RECITALS

          WHEREAS, the Boards of Directors of the Company and Fidelity each have determined that a business combination between the Company and Fidelity is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties hereto intend that the merger provided for herein shall qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code") (a "368 Reorganization"); and

          WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company and Fidelity have approved and adopted this Agreement and the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1         Definitions.

          (a) As used herein, the following terms have the following meanings:

          "AAM" means Alleghany Asset Management, a Delaware corporation.

          "AAM Distribution" means the distribution of Alleghany Asset Management to Alleghany by Chicago Title & Trust Company, a wholly-owned subsidiary of the Company, in June 1998.

          "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, 25% or more of (i) any class of equity securities of the Company or (ii) the consolidated assets of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "Control" (including the correlative terms "Controlling", "Controlled By" and "Under Common Control With") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Alleghany" means Alleghany Corporation, a Delaware corporation of which the Company was a wholly-owned subsidiary prior to the distribution of the Company to stockholders of Alleghany in June 1998.

          "Business Combination" means, with respect to the Company, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company as a result of which either (A) the Company's stockholders prior to such transaction (by virtue of their ownership of Company Common Shares) in the aggregate cease to own at least 50.1% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), or (B) the individuals comprising the board of directors of the Company prior to such transaction do not constitute a majority of the board of directors of the ultimate parent entity after such transaction, or (ii) a sale, lease, exchange, transfer or other disposition of at least 49.9% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions.

          "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

          "Company Balance Sheet" means the Company's consolidated balance sheet included in the Company 10-K relating to its fiscal year ended on December 31, 1998.

          "Company Common Share" means one share of common stock of the Company, $1.00 par value per share.

          "Company Proceedings" means the litigation and other proceedings identified as such on Section 4.13 of the Company Disclosure Schedule.

          "Company SEC Documents" means (i) the annual report on Form 10-K of the Company (the "Company 10-K") for the fiscal year ended December 31, 1998,
(ii) the quarterly report on Form 10-Q of the Company (the "Company 10-Q") for the fiscal quarter ended March 31, 1999, (iii) the Company's proxy statement dated March 29, 1999 relating to the 1999 Annual Meeting of Stockholders (the "Company Proxy Statement"), and (iv) all other reports, filings, registration statements and other documents filed by the Company with the SEC since June 17, 1998.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Ratio" means a fraction the numerator of which is the product of 1.004 and the number of outstanding Fidelity Common Shares immediately prior to the Effective Time, and the denominator of which is the number of Merger Shares.

          "Fidelity Balance Sheet" means Fidelity's consolidated balance sheet included in the Fidelity 10-K relating to its fiscal year ended on December 31, 1998.

          "Fidelity Common Share" means one share of common stock of Fidelity, $.0001 par value per share.

          "Fidelity Proceedings" means the litigation and other proceedings identified as such on Section 5.13 of the Fidelity Disclosure Schedule.

          "Fidelity SEC Documents" means (i) Fidelity's annual reports on Form 10-K for its fiscal years ended December 31, 1997 and December 31, 1998 (the "Fidelity 10-Ks"), (ii) Fidelity's quarterly report on Form 10-Q (the "Fidelity 10-Q") for its fiscal quarter ended March 31, 1999, (iii) Fidelity's proxy statement dated May 10, 1999 relating to the 1999 Annual Meeting of Stockholders (the "Fidelity Proxy Statement"), and (iv) all other reports, filings, registration statements and other documents filed by Fidelity with the SEC since December 31, 1997.

          "Governmental Entity" means any federal, state, municipal or local governmental authority, any foreign or international governmental authority, or any court, administrative or regulatory agency or commission or other governmental agency.

          "Joint Proxy Statement/Prospectus" means the joint proxy statement/ prospectus including the Registration Statement and the proxy statement for the Company Stockholders Meeting and the Fidelity Stockholders Meeting, together with any amendments or supplements thereto.

          "knowledge" (and all correlative terms) as to any party means to the knowledge of such party's executive officers or senior management identified on
Section 1.1 of that party's Disclosure Schedule.

          "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States, any foreign country or any foreign or domestic state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality or any Governmental Entity thereof.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and taxes not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established by the Company or Fidelity, as the case may be) and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business.

          "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of a Person and its Subsidiaries, taken as a whole, other than (x) effects caused by (i) changes in general economic or securities markets conditions, (ii) changes in interest rate levels, (iii) changes that affect the title insurance industry, (iv) (A) in the case of the Company, the identity of Fidelity as acquiror of the Company or the conduct of Fidelity with respect to the transactions contemplated by this Agreement prior to the Effective Time, or (B) in the case of Fidelity, the identity of the Company as the acquired party or the conduct of the Company with respect to the transactions contemplated by this Agreement prior to the Effective Time, or (v) the public announcement of the transactions contemplated by this Agreement, or (y) developments in, effects of, or circumstances arising from, in the case of the Company, the Company Proceedings or, in the case of Fidelity, the Fidelity Proceedings. "Fidelity Material Adverse Effect" means a Material Adverse Effect in respect of Fidelity and its Subsidiaries, taken as a whole, and "Company Material Adverse Effect" means a Material Adverse Effect in respect of the Company and its Subsidiaries, taken as a whole.

          "Merger Shares" means each Company Common Share outstanding immediately prior to the Effective Time (other than Dissenting Shares as hereinafter defined) and other than shares to be cancelled in accordance with
Section 3.1(a) hereof.

          "Micro General" means Micro General Corporation, a Delaware corporation of which Fidelity is a controlling stockholder.

          "NYSE" means the New York Stock Exchange.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

          "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the Fidelity Common Shares issuable in connection with the Merger.

          "Revolving Credit Facility" means the Credit Agreement, dated as of August 1, 1998, by and among Fidelity, Sanwa Bank California and the Lenders from time to time party thereto, or any similar replacement facility.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

          "Superior Proposal" means a written proposal made by a Person other than Fidelity which is (A) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, that percentage equal to 100% less the Minimum Percentage (as hereinafter defined) or more of (i) any class of equity securities of the Company or (ii) the consolidated assets of the Company and its Subsidiaries, and which is (B) otherwise on terms which the Company's Board of Directors by a majority vote determines in good faith (after consultation with its investment advisors and outside legal counsel) would result in a transaction, if consummated, that is more favorable to the Company's stockholders, from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including conditions to consummation (which shall not include a financing condition)) than the transactions contemplated hereby.

          "Tax Sharing Agreement" means the Tax Sharing Agreement between the Company and Alleghany dated as of June 17, 1998.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

               Terms                                    Section
   ---------------------------------------  ------------------------------------
   368 Reorganization                       Recitals
   Aggregate Cash Share Fraction            Section 3.1(e)
   Allocation of Merger                     Section 3.1(c)
   Consideration
   Average Fidelity Common Share            Section 3.1(b)
   Price
   Burdensome Condition                     Section 8.1
   By-law Amendment                         Section 2.2
   Cash Election                            Section 3.1(d)
   Cash Fraction                            Section 3.1(f)(iii)
   Cash Portion                             Section 3.1(b)(ii)
   Certificate                              Section 3.1(d)
   Certificate Amendment                    Section 2.2
   Certificate of Merger                    Section 2.1(b)
   Closing                                  Section 2.1(d)
   Code                                     Recitals
   Company                                  Preamble
   Company 10-K                             Section 1.1
   Company 10-Q                             Section 1.1
   Company Employee Plans                   Section 4.15(a)
   Company GAAP Financial                   Section 4.8(a)
   Statements
   Company Insurance Subsidiaries           Section 4.6(b)
   Company Option                           Section 3.4(a)
   Company Proxy Statement                  Section 1.1
   Company Recommendation                   Section 6.2
   Company Returns                          Section 4.14
   Company Securities                       Section 4.5(b)

               Terms                                    Section
   ---------------------------------------  ------------------------------------
   Company Statutory Financial Statements   Section 4.8(b)
   Company Stockholder Approval             Section 4.22(a)
   Company Stockholders Meeting             Section 6.2
   Company Systems                          Section 4.24
   Confidentiality Agreement                Section 6.3(a)
   Determination Date                       Section 3.1(b)
   DGCL                                     Section 2.1(a)
   Differential                             Section 3.1(b)(iii)
   Dissenting Shares                        Section 3.5(a)
   Effective Time                           Section 2.1(b)
   Election                                 Section 3.1(d)
   Election Deadline                        Section 3.1(i)
   End Date                                 Section 10.1(b)(i)
   Environmental Laws                       Section 4.20(b)
   ERISA                                    Section 4.15(a)
   Exchange Agent                           Section 3.3(a)
   Exchange Fund                            Section 3.3(a)
   Extended End Date                        Section 10.1(b)(i)
   Fidelity                                 Preamble
   Fidelity 10-Ks                           Section 1.1
   Fidelity 10-Q                            Section 1.1
   Fidelity Employee Plans                  Section 5.15(a)
   Fidelity GAAP Financial                  Section 5.8(a)
   Statements
   Fidelity Insurance                       Section 5.6(b)
   Subsidiaries
   Fidelity Option                          Section 3.4(a)
   Fidelity Proxy Statement                 Section 1.1
   Fidelity Returns                         Section 5.14
   Fidelity Securities                      Section 5.5(b)
   Fidelity Statutory Financial             Section 5.8(b)
   Statements
   Fidelity Stockholder Approval            Section 5.22(a)
   Fidelity Stockholders Meeting            Section 7.3
   Fidelity Systems                         Section 5.24
   Form of Election                         Section 3.1(d)
   GAAP                                     Section 4.8(a)
   Guarantee of Delivery                    Section 3.1(i)
   HSR Act                                  Section 4.3
   Maximum Cash                             Section 3.1(c)
   Maximum Shares                           Section 3.1(c)
   Merger                                   Section 2.1(a)
   Merger Consideration                     Section 3.1(c)
   Minimum Percentage                       Section 3.1(c)(i)
   Non-Electing Shares                      Section 3.1(h)(iii)
   Non-Election                             Section 3.1(d)
   Non-Election Fraction                    Section 3.1(h)(iii)
   Per Share Cash Amount                    Section 3.1(e)

               Terms                                    Section
   ---------------------------------------  ------------------------------------
   Per Share Stock Amount                   Section 3.1(e)
   Reduced Supplemental Consideration       Section 3.1(b)(iii)
   Restated By-laws                         Section 2.2
   Restated Certificate                     Section 2.2
   Stock Election                           Section 3.1(d)
   Stock Fraction                           Section 3.1(g)(iii)
   Stock Portion                            Section 3.1(b)(i)
   Supplemental Consideration               Section 3.1(b)(iii)
   Surviving Corporation                    Section 2.1(a)
   Termination Fee                          Section 10.3(c)
   Transition Committee                     Section 2.5
   Year 2000 Compliant                      Section 4.24

                                   ARTICLE II
                                   THE MERGER

          Section 2.1         The Merger.

          (a) At the Effective Time, the Company shall be merged (the "Merger") with and into Fidelity in accordance with the terms and conditions of this Agreement and of the General Corporation Law of the State of Delaware (the "DGCL"). Following the Effective Time, Fidelity shall be the surviving corporation (the "Surviving Corporation"), and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

          (b) Not later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in
Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), the Company and Fidelity will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such Certificate of Merger as the effective time of the Merger (the "Effective Time").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

          (d) The closing of the Merger (the "Closing") shall be held at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY (or such other place as agreed by the parties) at 10:00 a.m. New York City time on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), unless the parties hereto agree to another date or time.

          Section 2.2 Certificate of Incorporation and By-laws of the Surviving Corporation. The restated certificate of incorporation of Fidelity, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit A-1 hereto and, as so amended, such restated certificate of incorporation shall be the restated certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (as so amended, the "Restated Certificate"). The by-laws of Fidelity, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit A-2 hereto and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (as so amended, the "Restated By-laws"). Such amendment and restatement of Fidelity's certificate of incorporation and by-laws are referred to herein as the "Certificate Amendment" and the "By-law Amendment," respectively.

          Section 2.3         Board of Directors of the Surviving Corporation.
Prior to the Effective Time, Fidelity shall adopt resolutions to constitute the Board of Directors of Fidelity and committees thereof from and after the Effective Time in the manner described in Exhibit B hereto. From and after the Effective Time, the members of the Board of Directors, the committees of the Board of Directors and the composition of such committees shall be as set forth on or designated in accordance with the Restated Certificate, the Restated By-laws and Exhibit B hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with the Restated Certificate, the Restated By-laws and Exhibit B or until their respective successors are duly elected and qualified, as the case may be, or until as otherwise provided in the Restated Certificate, the Restated By-laws and Exhibit B.

          Section 2.4 Headquarters. Fidelity and the Company agree that the headquarters of the Surviving Corporation shall be located in Irvine, California; provided, however, that the Chicago Title and Trust Company Foundation and the headquarters of certain business segments of the Surviving Corporation to be mutually agreed by the parties prior to the Effective Time will be located in Chicago, Illinois.

          Section 2.5 Transition Committee. The parties agree to establish a Transition Committee (the "Transition Committee") which will have a consultative role and which will be in effect from the date hereof until the earlier of the termination hereof or the Effective Time. The Transition Committee shall be comprised of eleven persons, six of whom shall be designated by Fidelity (including Patrick F. Stone, who shall serve as Chairman of the Transition Committee), and five of whom shall be designated by the Company. The Transition Committee will coordinate contacts between officers and employees of Fidelity and the Company and will plan matters relating to the integration after the Effective Time of Fidelity and the Company, including organization and staffing. The Transition Committee will draw upon the resources of Fidelity and the Company as necessary or appropriate.

                                  ARTICLE III
                  CONVERSION OF SECURITIES AND RELATED MATTERS

          Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger:

          (a) Each Company Common Share held by the Company as treasury stock or owned by Fidelity or any of its Subsidiaries immediately prior to the Effective Time shall be cancelled, and no payment shall be made in respect thereof.

          (b) Subject to Section 3.5 hereof, each Merger Share shall be cancelled and, at the Effective Time, shall be converted into the right to receive consideration having a value of $52.00 (unless Fidelity elects to pay the Reduced Supplemental Consideration (as defined below), in which case the Company shall have the right to terminate this Agreement as provided in Section 10.1(c)(iii) below), consisting of:

          (i) a number of Fidelity Common Shares (the "Stock Portion") equal to the Exchange Ratio;

          (ii)      an amount in cash equal to the lesser of (x) $26.00 or (y)
     (1) $52.00 less (2) the Stock Portion multiplied by the Average Fidelity Common Share Price (the "Cash Portion"); and

          (iii) to the extent that the sum of (1) the product of the Stock Portion and the Average Fidelity Common Share Price and (2) the Cash Portion is less than $52.00 (the "Differential"), then Fidelity shall add an additional amount (the "Supplemental Consideration"), which at the election of Fidelity may be in the form of cash, Fidelity Common Shares (valued at the Average Fidelity Common Share Price), or a combination thereof, to make up the Differential; provided, however, that if the Average Fidelity Common Share Price is less than $15.00, then Fidelity shall elect either (i) to pay the Supplemental Consideration or (ii) to pay a lesser amount of Supplemental Consideration (the "Reduced Supplemental Consideration") equal to the amount of the Supplemental Consideration which Fidelity would be required to pay if the Average Fidelity Common Share Price were $15.00. Schedule I hereto illustrates the application of this Section 3.1(b)(iii) at various assumed Average Fidelity Common Share Prices.

For purposes of this Agreement, "Average Fidelity Common Share Price" shall be determined on the second trading day immediately prior to the date of the Effective Time (the "Determination Date") and shall mean the average of the daily averages of the high and low sales prices of a Fidelity Common Share (calculated to the nearest 0.0001) on the NYSE Composite Transactions Tape for the 30 consecutive trading days immediately preceding and including the Determination Date (or, in the event that there is no trading of Fidelity Common Share on any day during the 30-trading-day period, for such lesser number of days within such 30-trading-day period when Fidelity Common Shares are traded).

          (c)       The amount of merger consideration payable pursuant to
Section 3.1(b) (which shall be an amount equal to cash and Fidelity Common Shares having a total value of $52.00 or, if Fidelity has elected to pay the Reduced Supplemental Consideration, an amount equal to $52.00 less the amount such reduction) shall be referred to herein as the "Merger Consideration." After determining the aggregate amount of Merger Consideration in accordance with the provisions of
Section 3.1(b) (and giving effect to any determination by Fidelity to pay any Supplemental Consideration in the form of cash, Fidelity Common Shares or a combination thereof), a determination shall be made (the "Allocation of Merger Consideration") as to the total number of Fidelity Common Shares to be paid as Merger Consideration (the "Maximum Shares") and the total amount of cash to be paid as Merger Consideration (the "Maximum Cash"), taking into account the following adjustments:

          (i) in the event that the Allocation of Merger Consideration would result in holders of Merger Shares owning less than that percentage (the "Minimum Percentage") of whole outstanding Fidelity Common Shares immediately after the Effective Time as is equal to the sum of (A) 50.1%, plus (B) that percentage as is equal to (x) the Company Common Shares issued by the Company (regardless of the consideration, if any, received by the Company) to any person other than Alleghany, and not repurchased by the Company directly from such person prior to the Effective Time, divided by (y) the number of shares of Company Common Shares outstanding immediately prior to the Effective Time, then if necessary to satisfy the conditions in Section 9.2(c) or Section 9.3(c) hereof, the foregoing allocation shall be adjusted (i.e., the Maximum Cash shall be reduced, and the Maximum Shares shall be increased) such that the holders of the Merger Shares immediately prior to the Effective Time will acquire at the Effective Time whole Fidelity Common Shares equal to the Minimum Percentage of the Fidelity Common Shares outstanding immediately after the Effective Time;

          (ii) after giving effect to any adjustment required pursuant to the immediately preceding clause (i), if the product of (A) the number of Fidelity Common Shares to be issued in the Merger and (B) the mean of the highest and lowest quoted trading price of Fidelity Common Shares on the date of the Effective Time (such product referred to as "Value of Stock Consideration") is less than 40% of the sum of the Value of Stock Consideration and the amount of cash consideration to be issued in the Merger (such sum referred to as "Value of Merger Consideration"), then the amount of cash to be issued in the Merger shall be reduced and the amount of Fidelity Common Shares to be issued in the Merger shall be increased such that the Value of Stock Consideration is at least equal to 40% of the Value of Merger Consideration. For purposes of the preceding sentence, Dissenting Shares, Company Common Shares exchanged for cash in lieu of fractional shares of Fidelity Common Shares, Company Common Shares owned by Fidelity or any of its Subsidiaries that will be cancelled in accordance with Section 3.1(a), and Company Common Shares repurchased by the Company since January 1, 1999, shall be treated as Company Common Shares exchanged in the Merger for an amount of cash equal to the purchase price therefor. The adjustments referred to in this subparagraph (ii) shall be made in a manner so as to ensure that the Merger qualifies as a reorganization under Section 368(a) of the Code and that the conditions in
     Section 9.2(b) and Section 9.3(b) are satisfied.

          (iii) The foregoing adjustments in subparagraphs (i) and (ii) shall be applied in a manner such that the sum of (x) the total cash payable in exchange for each Company Common Share and (y) the product of the number of Fidelity Common Shares to be issued in exchange for each Company Common Share multiplied by the Average Fidelity Common Share Price, shall be equal to the amount of such sum in the absence of any adjustments under subparagraphs (i) and (ii). For this purpose, the Average Fidelity Common Share Price shall be equal to $15 if under Section 3.1(b)(iii) Fidelity has elected to pay the Reduced Supplemental Consideration.

          (d) Subject to the allocation and election procedures set forth in this Section 3.1, each record holder (or beneficial owner through appropriate and customary documentation and instructions) of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive the Merger Consideration in respect of such Company Common Shares entirely in cash (a "Cash Election"), (ii) to elect to receive the Merger Consideration in respect of such Company Common Share entirely in Fidelity Common Shares (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash, Fidelity Common Shares or a combination thereof with respect to such holder's Company Common Shares (a "Non-Election"; and any Cash Election, Stock Election or Non-Election shall be referred to herein as an "Election"); provided, however, that no holder of Dissenting Shares shall be entitled to make an Election. All such Elections shall be made on a form furnished by Fidelity for that purpose (a "Form of Election") and reasonably satisfactory to the Company. If more than one certificate which immediately prior to the Effective Time represented outstanding Company Common Shares (a "Certificate") shall be surrendered for the account of the same holder, the number of Fidelity Common Shares, if any, to be issued to such holder in exchange for the Certificates which have been surrendered shall be computed on the basis of the aggregate number of Company Common Shares represented by all of the Certificates surrendered for the account of such holder. Holders of record of Company Common Shares who hold such Company Common Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, provided that such nominee, trustee or representative certifies that each such Form of Election covers all Company Common Shares held for a particular beneficial owner.

          (e) For purposes of this Agreement (including without limitation the election procedures set forth in this Section 3.1), the following terms shall have the following meanings (after giving effect to Section 3.1(b) and Section 3.1(c)): (i) the "Aggregate Cash Shares" shall mean the aggregate number of Company Common Shares which may be converted into the right to receive the Merger Consideration in the form of cash, and shall be equal to the product of (A) a fraction (the "Aggregate Cash Share Fraction"), the numerator of which shall be equal to the amount of cash to be issued in the Merger and the denominator of which shall be equal to the sum of (x) the amount of cash to be issued in the Merger and (y) the product of (1) the number of Fidelity Common Shares to be issued in the Merger and (2) the Average Fidelity Common Share Price, and (B) the number of Merger Shares; (ii) the "Aggregate Stock Shares" shall mean the aggregate number of Company Common Shares which may be converted into the right to receive the Merger Consideration in the form of Fidelity Common Shares, and shall be equal to the product of (A) one minus the Aggregate

Cash Share Fraction and (B) the number of Company Common Shares outstanding immediately prior to the Effective Time (including Dissenting Shares and shares owned by Fidelity or any of its Subsidiaries that will be cancelled in accordance with Section 3.1(a)); (iii) the "Per Share Stock Amount" shall mean a number of Fidelity Common Shares equal to (A) the Merger Consideration divided by (B) the Average Fidelity Common Share Price; and (iv) the "Per Share Cash Amount" shall mean an amount of cash equal to the Merger Consideration.

          (f) If the aggregate number of Company Common Shares with respect to which Cash Elections have been made exceeds the Aggregate Cash Shares, then:

          (i) each Company Common Share with respect to which a Stock Election shall have been made shall be converted into the right to receive the Per Share Stock Amount;

          (ii) each Company Common Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Stock Amount; and

          (iii) each Company Common Share with respect to which a Cash Election shall have been made shall be converted into the right to receive: (x) the amount in cash, without interest, equal to the product of
     (A) the Per Share Cash Amount and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Aggregate Cash Shares, and the denominator of which shall be the aggregate number of Company Common Shares with respect to which Cash Elections shall have been made, and (y) the number of Fidelity Common Shares equal to the product of (A) the Per Share Stock Amount and (B) a fraction equal to one minus the Cash Fraction.

          (g) If the aggregate number of Company Common Shares with respect to which Stock Elections have been made exceeds the Aggregate Stock Shares, then:

          (i) each Company Common Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Amount;

          (ii) each Company Common Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Cash Amount; and

          (iii) each Company Common Share with respect to which a Stock Election shall have been made shall be converted into the right to receive: (x) the number of Fidelity Common Shares equal to the product of
     (A) the Per Share Stock Amount and (B) a fraction (the "Stock Fraction"), the numerator of which shall be the Aggregate Stock Shares, and the denominator of which shall be the aggregate number of Company Common Shares with respect to which Stock Elections shall have been made, and (y) the amount in cash, without interest, equal to the product of (A) the Per Share Cash Amount and (B) a fraction equal to one minus the Stock Fraction.

          (h) In the event that neither Section 3.1(f) nor Section 3.1(g) is applicable, then:

          (i) Each Company Common Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Amount;

          (ii) Each Company Common Share with respect to which a Stock Election shall have been made shall be converted into the right to receive the Per Share Stock Amount; and

          (iii) Each Company Common Share with respect to which a Non-Election shall have been made (or deemed to have been made) (the "Non-Electing Shares"), if any, shall be converted into the right to receive: (x) an amount in cash, without interest, equal to the product of
     (A) the Merger Consideration and (B) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of (1) the Aggregate Cash Shares over (2) the sum of the aggregate number of Company Common Shares with respect to which a Cash Election shall have been made, and the denominator of which shall be the excess of (1) the aggregate number of Merger Shares over (2) the sum of the aggregate number of Company Common Shares with respect to which a Cash Election and a Stock Election shall have been made, and (y) the number of Fidelity Common Shares equal to the product of (a) the Per Share Stock Amount and (B) a fraction equal to one minus the Non-Election Fraction multiplied by (B) the Aggregate Cash Shares less the number of Company Common Shares with respect to which a Cash Election has been made divided by (C) the number of Non- Electing Shares, and (y) the number of Fidelity Common Shares equal to (A) the Exchange Ratio multiplied by (B) the Maximum Stock Shares less the number of Company Common Shares with respect to which a Stock Election has been made divided by (C) the number of Non-Electing Shares.

          (i) Elections shall be made by holders of Company Common Shares by delivering the Form of Election to the Exchange Agent (as hereinafter defined). To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by no later than 5:00 p.m. (New York City time) on the date of the Effective Time (the "Election Deadline"), and accompanied by (1)(x) the Certificates representing the Company Common Shares as to which the election is being made or (y) an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery (a "Guarantee of Delivery"), and (2) a properly completed and signed letter of transmittal. Failure to deliver Certificates covered by any Guarantee of Delivery within three NYSE trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made Cash Election or Stock Election. Fidelity will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Fidelity (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Fidelity nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A Form of Election with respect to Dissenting Shares shall not be valid. The Exchange Agent shall also make all computations contemplated by Sections 3.1(f), 3.1(g) and 3.1(h) above and all such computations shall be conclusive and binding on the holders of Company Common Shares in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, Fidelity shall, or shall cause the Exchange Agent to, cause the Certificates representing the Company Common Shares covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person.

          (j) For the purposes hereof, a holder of Company Common Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), or who submits a Form of Election without the corresponding Certificates or a Guarantee of Delivery, shall be deemed to have made a Non-Election. Holders of Dissenting Shares shall not be entitled to make an Election and shall not be deemed to have made a Non-Election; the rights of such holders of Dissenting Shares shall be determined in accordance with Section 262 of the DGCL and as provided in
Section 3.5 hereof. If any Form of Election is defective in any manner such that the Exchange Agent cannot reasonably determine the election preference of the stockholder submitting such Form of Election, the purported Cash Election or Stock Election set forth therein shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

          (k) A Form of Election and a letter of transmittal shall be included with or mailed contemporaneously with each copy of the Joint Proxy Statement/Prospectus mailed to stockholders of the Company in connection with the Company Stockholders Meeting (as hereinafter defined). Fidelity and the Company shall each use its reasonable best efforts to mail or otherwise make available the Form of Election and a letter of transmittal to all persons who become holders of Company Common Shares during the period between the record date for the Company Stockholders Meeting and the Election Deadline.

          Section 3.2         Fractional Shares; Adjustments.

          (a) No certificate or scrip representing fractional Fidelity Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Fidelity. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Fidelity Common Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Fidelity Common Share multiplied by the Average Fidelity Common Share Price.

          (b) If at any time during the period between the Determination Date and the Effective Time, any change in the outstanding shares of capital stock of Fidelity or securities convertible or exchangeable into capital stock of Fidelity shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any dividend or distribution thereon (other than regular quarterly cash dividends, not in excess of $0.084 per Fidelity Common Share) or a record date with respect to any of the foregoing shall occur during such period, the number of Fidelity Common Shares constituting part of the Merger Consideration shall be appropriately adjusted to provide to the holders of the Fidelity Common Shares and the Company Common Shares the same economic effect as contemplated by this Agreement prior to the consummation of such event.

          Section 3.3         Exchange of Certificates.

          (a) Exchange Agent. Promptly after the date hereof, Fidelity shall appoint a commercial bank or trust company reasonably acceptable to the Company, having net capital of not less than $100,000,000, or a subsidiary thereof, as an exchange agent (the "Exchange Agent") for the benefit of holders of Company Common Shares. At or immediately prior to the Effective Time, Fidelity shall deposit with the Exchange Agent, for exchange or payment in accordance with this Section 3.3, through the Exchange Agent, (i) certificates evidencing the total number of Fidelity Common Shares to be issued in the Merger, and (ii) (1) cash in an amount equal to (x) the Per Share Cash Amount multiplied by (y) the Aggregate Cash Shares, and (2) any cash necessary to pay amounts due pursuant to Section 3.2(a) and Section 3.5 (such certificates for Fidelity Common Shares and such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article III, deliver the Fidelity Common Shares and cash contemplated to be issued pursuant to this Article III out of the Exchange Fund. Except as contemplated by Section 3.3(e), Section 3.3(f) or
Section 3.3(g) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As promptly as practicable after the Effective Time, Fidelity shall send, or will cause the Exchange Agent to send, to each holder of record of a Certificate or Certificates that were converted into the right to receive Fidelity Common Shares and/or cash pursuant Section 3.1, a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent), for use in the exchange contemplated by this Section 3.3. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Fidelity Common Shares and/or cash which such holder has the right to receive pursuant to the provisions of this Article III (after giving effect to any required withholding tax). Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and unpaid dividends and distributions thereon, if any, as provided in this Article III. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Fidelity, the posting by such Person of a bond, in such reasonable amount as Fidelity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration, together with any unpaid dividends and distributions on any such Fidelity Common Shares, as contemplated by this Article III.

          (c) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Fidelity in respect of the Fidelity Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Fidelity Common Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to Fidelity Common Shares constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such Certificate is surrendered as provided in this Section 3.3. Following such surrender, there shall be paid, without interest, to the Person in whose name the Fidelity Common Shares have been registered (i) at the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time previously paid or payable on the date of such surrender with respect to such whole Fidelity Common Shares, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Fidelity Common Shares, less the amount of any withholding taxes which may be required thereon.

          (d) No Further Ownership Rights in the Company Common Shares. As of the Effective Time, all Company Common Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the Company's stock transfer books of Company Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 3.3.

          (e) Return of Merger Consideration. Upon demand by Fidelity, the Exchange Agent shall deliver to Fidelity any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 3.3 that remains undistributed to holders of

Company Common Shares one year after the Effective Time. Holders of Certificates who have not complied with this Section 3.3 prior to such demand shall thereafter look only to Fidelity for payment of any claim to the Merger Consideration and dividends or distributions, if any, in respect thereof.

          (f) No Liability. Neither Fidelity nor the Exchange Agent shall be liable to any Person in respect of any Company Common Shares (or dividends or distributions with respect thereto) for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) Withholding Rights. Fidelity shall be entitled to deduct and withhold from the Merger Consideration (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that Fidelity so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares in respect of which such deduction and withholding was made by Fidelity.

          Section 3.4         Company Stock Options.

          (a) At the Effective Time, each option to purchase Company Common Shares (each, a "Company Option") outstanding under any stock option or compensation plan or arrangement of the Company, whether or not vested or exercisable, shall cease to represent a right to acquire Company Common Shares and shall be converted into an option (each, a "Fidelity Option") to acquire, on the same terms and conditions as were applicable under such Company Option except that such Fidelity Option shall be vested and immediately exercisable, that number of Fidelity Common Shares determined by multiplying the number of Company Common Shares subject to such Company Option by the Per Share Stock Amount, with any fractional shares of Fidelity Common Shares resulting from such calculation being rounded down to the nearest whole share, at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the Company Common Shares covered by such Company Option divided by (y) the number of full Fidelity Common Shares covered by such Company Option in accordance with the foregoing.

          (b) Prior to the Effective Time, the Company and Fidelity shall take all actions (including, if appropriate, amending the terms of the Company's stock option plan, employee purchase plan and other compensation plans or arrangements) that are necessary to give effect to the transactions contemplated by Section 3.4(a).

          (c) At or prior to the Effective Time, Fidelity shall take all corporate action necessary to reserve for issuance a sufficient number of Fidelity Common Shares for delivery upon exercise of the Fidelity Options. At the Effective Time, Fidelity shall file a registration statement on Form S-8 (or any successor form), with respect to the Fidelity Common Shares subject to such Fidelity Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement(s), maintain the current status of the prospectus(es) contained therein and comply with all applicable state securities or "blue sky" laws for so long as such Fidelity Options remain outstanding.

          Section 3.5         Shares of Dissenting Stockholders.

          (a) Notwithstanding anything in this Agreement to the contrary, any Company Common Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL and who object to the Merger and comply with all provisions of the DGCL concerning the right of such person to dissent from the Merger and demand appraisal of such shares (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive the amounts determined in accordance with the provisions of such Section 262. If, after the Effective Time, any such holder effectively withdraws the demand for appraisal or fails to preserve such right to appraisal, in either case pursuant to the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Cash Amount.

          (b) Any payments relating to Dissenting Shares shall be made solely by the Surviving Corporation, and the Company shall not make any payment with respect to, or settle or offer to settle with, the holders of Dissenting Shares without the prior consent of Fidelity. The Company shall give Fidelity prompt notice of any demands received by the Company for the payment of fair value for Dissenting Shares, and Fidelity shall have the right to direct all negotiations and proceedings with respect to Dissenting Shares.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as disclosed in (i) the Company Disclosure Schedule attached hereto or (ii) the Company SEC Documents filed prior to the date hereof, the Company represents and warrants to Fidelity that:

          Section 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore made available to Fidelity true and complete copies of the Company's certificate of incorporation and by-laws as currently in effect.

          Section 4.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the Company Stockholder Approval (as hereinafter defined), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of Fidelity, this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

          Section 4.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Certificate of Merger in accordance with the DGCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or decrees thereunder applicable to the Company; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or "blue sky" laws; (e) filings with and approval of the Commissioners of Insurance of the jurisdictions listed on Section 4.3 (e) of the Company Disclosure Schedule; (f) compliance with any applicable Environmental Laws or state environmental property transfer laws; and (g) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a Company Material Adverse Effect, or (y) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section 4.4         Non-Contravention.  Except as set forth on
Section 4.4 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Company's certificate of incorporation or by-laws, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit or status to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a Company Material Adverse Effect or (y) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section 4.5         Capitalization.

          (a) The authorized capital stock of the Company consists of 66,000,000 Company Common Shares and 8,000,000 shares of preferred stock, $1.00 par value per share. As of July 31, 1999, there were outstanding (i) 21,807,531 Company Common Shares, (ii) no shares of Company preferred stock,
(iii) stock options (or binding obligations to issue stock options) to purchase an aggregate of up to 891,440 Company Common Shares (of which options to purchase an aggregate of 4,000 Company Common Shares were vested and exercisable), and (iv) stock options to purchase Company Common Shares pursuant to the Chicago Title Corporation Employee's Stock Purchase Plan. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (b)       As of the date hereof, except (i) as set forth in this
Section 4.5, (ii) for issuances of Company Common Shares since July 31, 1999 pursuant to the Company's Employee Stock Purchase Plan in accordance with its present terms, (iii) for changes since July 31, 1999 resulting from the exercise of stock options, and (iv) for the rights of directors and employees of the Company and its Subsidiaries pursuant to Company Employee Plans (as hereinafter defined) as in effect on the date hereof and giving effect to the modifications described on Exhibit C hereto, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) options or other rights to acquire from the Company, and there is no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

          Section 4.6         Subsidiaries.

          (a) Each Subsidiary of the Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

          (b) The Company conducts its insurance operations through the Subsidiaries listed in Section 4.6(b) of the Company Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (iii) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Statutory Financial Statements (as hereinafter defined), except where the failure to be so licensed, authorized or eligible, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

          (c) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by the Company in, each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (ii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

          Section 4.7         The Company SEC Documents.

          (a) The Company has made available to Fidelity the Company SEC Documents. The Company has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since June 17, 1998. No Subsidiary of the Company is required to file any form, report, registration statement or prospectus or other document with the SEC.

          (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

          (c) No Company SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company SEC Document filed pursuant to the Securities Act, as amended or supplemented, if applicable, contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 4.8         Financial Statements; Reserves.

          (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company 10-K and the Company 10-Q (the "Company GAAP Financial Statements") fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof

\
and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          (b) The Company has made available to Fidelity true and complete copies of the Annual Convention Statement on NAIC Form 9 for the year ended December 31, 1998 and the Quarterly Convention Statement for the quarterly period ended March 31, 1999 of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company Statutory Financial Statements"). The Company Statutory Financial Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company Statutory Financial Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company Statutory Financial Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company Statutory Financial Statements have been audited by KPMG LLP, and the Company has delivered or made available to Fidelity true and complete copies of all audit opinions related thereto.

          (c) Section 4.8(c) of the Company Disclosure Schedule sets forth a description of the Company's method or methods for providing title insurance loss reserves on the Company GAAP Financial Statements and on the Company Statutory Financial Statements.

          (d) (i) The reserves carried on the Company Statutory Financial Statements of each Company Insurance Subsidiary for the year ended December 31, 1998 and the three-month period ended March 31, 1999 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with published actuarial standards of practice and principles consistently applied throughout the periods presented in such Company Statutory Financial Statements, and are fairly stated in all material respects in accordance with accepted actuarial and statutory accounting principles; (ii) such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company Statutory Financial Statements, and the admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws; and
(iii) there are no agreements between the Company or any of the Company Insurance Subsidiaries concerning the maintenance of any reserves by any of the Company Insurance Subsidiaries that go beyond normal legal requirements.

          Section 4.9 No Material Undisclosed Liabilities. Except as set forth in Section 4.9 of the Company Disclosure Schedule and except for the Company Proceedings, there are no liabilities of the Company or of any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of the Company, other than:

          (i) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto;

          (ii) liabilities or obligations incurred or arising after December 31, 1998 and disclosed in the Company 10-Q or provided for in the Company balance sheet (or notes thereto) included in the Company 10-Q;

          (iii) liabilities or obligations incurred or arising in the ordinary course of business after the date of the Company balance sheet included in the Company 10-Q or arising under this Agreement or incurred in connection with the transactions contemplated hereby; and

          (iv) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to exceed $17.5 million.

          Section 4.10        Information to Be Supplied.

          (a) The information to be supplied in writing by the Company expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the Company Stockholders Meeting and the Fidelity Stockholders Meeting (as hereinafter defined), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to the Company) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on information supplied in writing by Fidelity expressly for use therein.

          Section 4.11 Absence of Certain Changes. Since December 31, 1998, except as disclosed in the Company 10-Q, provided for in the financial statements (or notes thereto) included in the Company 10-Q, disclosed on
Section 4.11 of the Company Disclosure Schedule, or as contemplated by this Agreement, the Company and its

Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any action, event, occurrence, development, change in method of doing business, or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Common Shares (other than (i) regular quarterly cash dividends, not in excess of $0.36 per Company Common Share, and (ii) as contemplated by Section 8.5 hereof) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than any repurchases of the Company Common Shares made prior to the date hereof pursuant to the Company's publicly announced stock repurchase programs);

          (c) any transaction or commitment made by, or any contract, agreement or settlement entered into by, or any judgment, order or decree affecting, the Company or any of its Subsidiaries relating to its assets or business (including without limitation the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including, without limitation, settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, contemplated by this Agreement, or agreed to in writing by Fidelity; or

          (d) any change by the Company in accounting principles or methods (other than as required by GAAP or Regulation S-X of the Exchange Act).

          Section 4.12 Transactions with Affiliates. Except as disclosed in the Company Proxy Statement and except as contemplated hereby (including the Company Disclosure Schedule and the Exhibits hereto), none of the Company nor any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any contract with, the Company or any of its Subsidiaries that would be required to be disclosed in a proxy statement filed by the Company pursuant to the Exchange Act.

          Section 4.13 Litigation. Except for title insurance claims made in the ordinary course of business and except as disclosed in Section 4.13 of the Company Disclosure Schedule, there is no action, suit, investigation, arbitration or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to result in liability to the Company or such Subsidiaries in excess of $10 million.

          Section 4.14 Taxes. (a) All material tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries were filed on a timely basis and were true, complete and correct except to the extent that the failure to file or be true, complete and correct would not, individually or in the aggregate, have a Company Material

Adverse Effect; (b) the Company and its Subsidiaries have timely paid all material taxes (which for purposes of this Section 4.14 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on the Company Returns (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet) except to the extent that the failure to pay would not, individually or in the aggregate, have a Company Material Adverse Effect; (c) the Company and its Subsidiaries have made provision for all material taxes payable by them for which no Company Return has yet been filed except for inadequately reserved taxes that would not, individually or in the aggregate, have a Company Material Adverse Effect; (d) no taxing authority has asserted or initiated (or threatened to assert or initiate) in writing any action, suit, proceeding or claim against the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Company Material Adverse Effect; (e) there is no application pending for approval of a change in accounting methods; (f) except for the Alleghany affiliated group or any year for which the statute of limitations has expired, neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; and (g) except for the Tax Sharing Agreement, neither the Company nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to taxes or to compensate any third party for any tax payment or tax liability under a tax sharing or similar agreement.

          Section 4.15        Employees and Employee Benefits.

          (a) Section 4.15(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation or insurance coverage (including any self-insured arrangements) which is maintained, administered or contributed to by the Company or any of its Subsidiaries and covers any employee or former employee of the Company or any of its Subsidiaries. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and the most recent written summary descriptions thereof have been provided to Fidelity, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Company Employee Plans."

          (b) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter that would cause it to be revoked, whether prospectively or retroactively. The Company will make available upon request to Fidelity copies of the most recent Internal Revenue Service determination letters with respect to each such Company Employee Plan. Each Company Employee Plan has been administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Employee Plan except as would not be reasonably likely to have a Company Material Adverse Effect.

          (c) Except as described on Section 4.15(c) of the Company Disclosure Schedule and except as contemplated by the plans and arrangements described on Exhibit C hereto, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of the Company or any of its Subsidiaries.

          (d) Except as set forth on Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee(s) upon their retirement or termination of employment, except as required by Section 601 of ERISA and Section 4980B of the Code.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) relating to any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plans in the aggregate above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1998.

          (f) The Company and each of its Subsidiaries is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except as would not be reasonably likely to have a Company Material Adverse Affect.

          Section 4.16 Investment Securities. The ownership by the Company and its Subsidiaries of stocks, bonds and other securities complies in all material respects with all applicable insurance, trust and other Laws. The Company has good and valid title to all such investment securities shown as assets in the Company Balance Sheet (unless disposed of in the ordinary course of business thereafter), free and clear of all material Liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Company SEC Documents. The Annual Convention Statements on NAIC Form 9 of the Company Insurance Subsidiaries contain a complete description of all securities of the Company Insurance Subsidiaries on deposit with each state insurance department as of December 31, 1998.

          Section 4.17 Compliance with Laws. The Company and its Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses and own their properties in each jurisdiction in which the Company or its Subsidiaries currently do business or own property, or in which such license, permit or qualification is otherwise required. Except for the Company Proceedings, since July 1, 1994, (a) neither the Company nor any of its Insurance Subsidiaries has had its license or qualification to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of the Company has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, (b) the Company and its Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by the Company and its Subsidiaries of their respective properties, and the business conducted by the Company and its Subsidiaries, does not violate in any material respect any such laws, regulations or orders and (c) the Company and its Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions. Section 4.17 of the Company Disclosure
Schedule indicates the most recent date of the last completed insurance regulatory examination and audit, regular or special, as the case may be, as to the Company and its Insurance Subsidiaries for the jurisdictions listed therein, and a copy of the most recent report of such examination has heretofore been made available or delivered to Fidelity. There is no agreement or understanding between the Company or any of its Insurance Subsidiaries, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by the Company or such Insurance Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves.

          Section 4.18        Forms of Contract.  Except as disclosed on
Section 4.18 of the Company Disclosure Schedule, each form of material insurance policy, policy endorsement or amendment, reinsurance contract, application form and sales material now in use by the Company Insurance Subsidiaries in any jurisdiction has been approved (or has been submitted for approval, which is pending), where required by the appropriate insurance regulatory authorities of such jurisdiction.

          Section 4.19        Directors' and Officers' Insurance Policies.
Section 4.19 of the Company Disclosure Schedule describes the Company's directors' and officers' insurance policies as in effect on the date hereof. The Company has not received any notice of cancellation or termination of such directors' and officers' insurance policy and such insurance policy is valid and enforceable.

          Section 4.20        Environmental Matters.

          (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received or made by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, the Company or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and (iii) there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law (including, without limitation, liabilities or obligations relating to divested properties or businesses or predecessor entities), and there are no facts, conditions, situations or set of circumstances that have resulted or could reasonably be expected to result in or be the basis for any such liabilities or obligations.

          (b) For purposes of this Agreement, the term "Environmental Laws" means any international, national, provincial, regional, federal, state, local, municipal and foreign statutes, laws (including, without limitation, common law), judicial decisions, decrees, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements or other requirements relating to human health and safety, to the environment, including, without limitation, natural resources, or to pollutants, contaminants, wastes, or chemicals, petroleum products, by-products or additives, asbestos, asbestos-containing material, polychlorinated biphenyls, radioactive material, hazardous substances or wastes, or any other substance (including any product) regulated as harmful or potentially harmful to human health or the environment.

          Section 4.21        Finders' Fees; Opinion of Financial Advisor.

          (a) Except for Merrill Lynch & Co., Inc. and Delano & Kopperl, Inc., there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company, the Surviving Corporation or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date hereof, the Company has provided to Fidelity true and correct information regarding fees payable to Merrill Lynch & Co., Inc. and Delano & Kopperl, Inc.

          (b) The Company has received the opinion dated August 1, 1999 of Merrill Lynch & Co., Inc. to the effect that, as of such date and subject to the exceptions stated therein, the Merger Consideration was fair from a financial point of view to the holders of Company Common Shares (other than Fidelity and its affiliates), a copy of which opinion has been made available to Fidelity.

          Section 4.22        Required Vote; Board Approval.

          (a) The only vote of the holders of any class or series of capital stock of the Company required by law, rule or regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby is the affirmative vote (the "Company Stockholder Approval") of the holders of 75 percent of the outstanding Company Common Shares in favor of the adoption and approval of this Agreement and the Merger.

          (b) The Company's Board of Directors has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its stockholders, (b) approved this Agreement and the transactions contemplated hereby and (c) resolved (subject to Section 6.2) to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

          Section 4.23 State Takeover Statutes. Assuming the accuracy of the representations contained in Section 5.23 hereof (without giving effect to the knowledge qualification therein), the provisions of Section 203 of the DGCL do not apply to this Agreement or any of the transactions contemplated hereby.

          Section 4.24 Year 2000 Compliance. The Company has (i) completed a review and assessment of all areas within the business and operations of the Company and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by the Company or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to Fidelity. The Company reasonably believes that all computer software and systems (including those of vendors and suppliers) that are used in the business or operations of the Company or its Subsidiaries as presently conducted (the "Company Systems") will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 ("Year 2000 Compliant") except for such failures to perform which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF FIDELITY

          Except as disclosed in (i) the Fidelity Disclosure Schedule attached hereto or (ii) the Fidelity SEC Documents filed prior to the date hereof, Fidelity represents and warrants to the Company that:

          Section 5.1 Corporate Existence and Power. Fidelity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Fidelity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Fidelity Material Adverse Effect. Fidelity has heretofore made available to the Company true and complete copies of Fidelity's restated certificate of incorporation and by-laws as currently in effect.

          Section 5.2 Corporate Authorization. The execution, delivery and performance by Fidelity of this Agreement and the consummation by Fidelity of the transactions contemplated hereby are within the corporate powers of Fidelity and, except for the Fidelity Stockholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Fidelity, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

          Section 5.3 Governmental Authorization. The execution, delivery and performance by Fidelity of this Agreement, and the consummation by Fidelity of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Certificate of Merger in accordance with the DGCL; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or "blue sky" laws; (e) filings with and approval of the Commissioners of Insurance of the jurisdictions listed on Section 5.3(e) of the Fidelity Disclosure Schedule; (f) compliance with any applicable Environmental Laws or state environmental property transfer laws; and (g) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (i) be reasonably likely to have a Fidelity Material Adverse Effect, or (ii) prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement.

          Section 5.4         Non-Contravention.  Except as set forth on
Section 5.4 of the Fidelity Disclosure Schedule, the execution, delivery and performance by Fidelity of this Agreement and the consummation by Fidelity of the transactions contemplated hereby do not and will not (a) contravene or conflict with the restated certificate of incorporation or by-laws of Fidelity,
(b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Fidelity or any of its Subsidiaries, (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Fidelity or any of its Subsidiaries or to a loss of any benefit or status to which Fidelity or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Fidelity or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Fidelity or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of Fidelity or any of its Subsidiaries other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, (x) be reasonably likely to have a Fidelity Material Adverse Effect or (y) prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement.

          Section 5.5         Capitalization of Fidelity.

          (a) The authorized capital stock of Fidelity consists of 50,000,000 Fidelity Common Shares, and 3,000,000 shares of preferred stock, $.0001 par value per share. As of July 28, 1999, there were outstanding (i) 30,439,000 Fidelity Common Shares, (ii) no shares of Fidelity preferred stock,
(iii) stock options to purchase an aggregate of 5,452,005 Fidelity Common Shares (of which options to purchase an aggregate of 4,568,525 Fidelity Common Shares were vested and exercisable), and (iv) stock options to purchase Fidelity Common Shares pursuant to the Fidelity National Financial, Inc. Employee Stock Purchase Plan. All outstanding shares of capital stock of Fidelity have been duly authorized and validly issued and are fully paid and nonassessable.

          (b)       As of the date hereof, except (i) as set forth in this
Section 5.5, (ii) for changes since July 28, 1999 resulting from the grant of stock options under Fidelity Employee Plans (as hereinafter defined) in the ordinary course of business consistent with past practice and the exercise of stock options outstanding on such date and (iii) for issuances of Fidelity Common Shares since July 28, 1999 pursuant to Fidelity's Employee Stock

Purchase Plan in accordance with its present terms, there are no outstanding
(x) shares of capital stock or other voting securities of Fidelity, (y) securities of Fidelity convertible into or exchangeable for shares of capital stock or voting securities of Fidelity, and (z) options or other rights to acquire from Fidelity, and no obligation of Fidelity to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Fidelity (the items in clauses (x), (y) and (z) being referred to collectively as the "Fidelity Securities"). There are no outstanding obligations of Fidelity or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fidelity Securities.

          (c) The Fidelity Common Shares to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and free of any preemptive or other similar right.

          Section 5.6         Subsidiaries.

          (a) Each Subsidiary of Fidelity is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Fidelity Material Adverse Effect.

          (b) Fidelity conducts its insurance operations through the Subsidiaries listed in Section 5.6(b) of Fidelity Disclosure Schedule (collectively, the "Fidelity Insurance Subsidiaries"). Each of Fidelity Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (iii) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Fidelity Statutory Financial Statements (as hereinafter defined), except where the failure to be so licensed, authorized or eligible, individually or in the aggregate, would not be reasonably likely to have a Fidelity Material Adverse Effect. Fidelity has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, would not be reasonably likely to have a Fidelity Material Adverse Effect.

          (c) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of Fidelity has been validly issued and is fully paid and nonassessable. Except as disclosed in Section 5.6(c) of the Fidelity Disclosure Schedule, all of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by Fidelity in, each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a

Fidelity Material Adverse Effect. Except as disclosed in Section 5.6(c) of the Fidelity Disclosure Schedule, there are no outstanding (i) securities of Fidelity or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (ii) options, warrants or other rights to acquire from Fidelity or any of its Subsidiaries, and no other obligation of Fidelity or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (iii) obligations of Fidelity or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

          Section 5.7         Fidelity SEC Documents.

          (a) Fidelity has made available to the Company the Fidelity SEC Documents. Fidelity has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1996. No Subsidiary of Fidelity other than Micro General is required to file any form, report, registration statement or prospectus or other document with the SEC.

          (b) As of its filing date, each Fidelity SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

          (c) No Fidelity SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Fidelity SEC Document filed pursuant to the Securities Act, as amended or supplemented, if applicable, contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 5.8         Financial Statements; Reserves.

          (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Fidelity included in the Fidelity 10-Ks and the Fidelity 10-Q (the "Fidelity GAAP Financial Statements") fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of Fidelity and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          (b) Fidelity has made available to the Company true and complete copies of the Annual Convention Statement on NAIC Form 9 for the year ended December 31, 1998 and the Quarterly Convention Statement for the quarterly period ended March 31, 1999 of each of the Fidelity Insurance Subsidiaries as filed with the applicable insurance regulatory authorities, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Fidelity Statutory Financial Statements"). The Fidelity Statutory Financial Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Fidelity Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Fidelity Statutory Financial Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Fidelity Statutory Financial Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Fidelity Statutory Financial Statements have been audited by KPMG LLP, and Fidelity has delivered or made available to the Company true and complete copies of all audit opinions related thereto.

          (c) Section 5.8(c) of the Fidelity Disclosure Schedule sets forth a description of Fidelity's method or methods for providing title insurance loss reserves on the Fidelity GAAP Financial Statements and on the Fidelity Statutory Financial Statements.

          (d) Except as disclosed on Section 5.8(d) of the Fidelity Disclosure Schedule, (i) the reserves carried on the Fidelity Statutory Financial Statements of each Fidelity Insurance Subsidiary for the year ended December 31, 1998 and the three-month period ended March 31, 1999 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Fidelity Insurance Subsidiary, were determined in all material respects in accordance with published actuarial standards of practice and principles consistently applied throughout the periods presented in such Fidelity Statutory Financial Statements, and are fairly stated in all material respects in accordance with accepted actuarial and statutory accounting principles; (ii) such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of Fidelity and each Fidelity Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Fidelity Statutory Financial Statements, and the admitted assets of Fidelity and each Fidelity Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws; and (iii) there are no agreements between Fidelity or any of the Fidelity Insurance Subsidiaries concerning the maintenance of any reserves by any of the Fidelity Insurance Subsidiaries that go beyond normal legal requirements.

          Section 5.9 No Material Undisclosed Liabilities. Except as set forth in Section 5.9 of the Fidelity Disclosure Schedule and except for the Fidelity Proceedings, there are no liabilities of Fidelity or of any Subsidiary of Fidelity of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of Fidelity, other than:

          (i) liabilities or obligations disclosed or provided for in the Fidelity Balance Sheet or disclosed in the notes thereto;

          (ii) liabilities or obligations incurred or arising after December 31, 1998 and disclosed in the Fidelity 10-Q or provided for in the Fidelity balance sheet (or notes thereto) included in the Fidelity 10-Q;

          (iii) liabilities or obligations incurred or arising in the ordinary course of business after the date of the Fidelity balance sheet included in the Fidelity 10-Q or arising under this Agreement or incurred in connection with the transactions contemplated hereby; and

          (iv) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to exceed $17.5 million.

          Section 5.10        Information to Be Supplied.

          (a) The information to be supplied in writing by Fidelity expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the Company Stockholders Meeting and the Fidelity Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to Fidelity) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b) Notwithstanding the foregoing, Fidelity makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on information supplied in writing by the Company expressly for use therein.

          Section 5.11 Absence of Certain Changes. Since December 31, 1998, except as disclosed in the Fidelity 10-Q, provided for in the financial statements (or notes thereto) included in the Fidelity 10-Q, disclosed on
Section 5.11 of the Fidelity Disclosure Schedule, or as contemplated by this Agreement, Fidelity and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any action, event, occurrence, development, change in method of doing business, or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Fidelity Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Fidelity (other than regular quarterly cash dividends, not in excess of $0.084 per Fidelity Common Share) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than any repurchases of Fidelity Common Shares made prior to the date hereof pursuant to Fidelity's existing or future publicly announced stock repurchase program);

          (c) any transaction or commitment made by, or any contract, agreement or settlement entered into by, or any judgment, order or decree affecting, Fidelity or any of its Subsidiaries relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by Fidelity or any of its Subsidiaries of any contract or other right, in either case, material to Fidelity and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including, without limitation, settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, contemplated by this Agreement, or agreed to in writing by the Company; or

          (d) any change by Fidelity in accounting principles or methods (other than as required by GAAP or Regulation S-X of the Exchange Act).

          Section 5.12 Transactions with Affiliates. Except as disclosed in the Fidelity Proxy Statement, none of Fidelity or any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any contract with, Fidelity or any of its Subsidiaries that would be required to be disclosed in a proxy statement filed by Fidelity pursuant to the Exchange Act.

          Section 5.13 Litigation. Except for title insurance claims made in the ordinary course of business and except as disclosed in Section 5.13 of the Fidelity Disclosure Schedule, there is no action, suit, investigation, arbitration or proceeding pending against, or to the knowledge of Fidelity threatened against, Fidelity or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to result in liability to Fidelity or such Subsidiaries in excess of $10 million.

          Section 5.14 Taxes. (a) All material tax returns, statements, reports and forms (collectively, the "Fidelity Returns") required to be filed with any taxing authority by, or with respect to, Fidelity and its Subsidiaries were filed on a timely basis and were true, complete and correct except to the extent that the failure to file or be true, complete and correct would not, individually or in the aggregate, have a Fidelity Material Adverse Effect; (b) Fidelity and its Subsidiaries have timely paid all material taxes (which for purposes of this Section 5.14 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on Fidelity Returns (other than taxes which are being contested in good faith and for which adequate reserves are reflected on Fidelity Balance Sheet) except to the extent that the failure to pay would not, individually or in the aggregate, have a Fidelity Material Adverse Effect; (c) Fidelity and its Subsidiaries have made provision for all material taxes payable by them for which no Fidelity Return has yet been filed except for inadequately reserved taxes that would not, individually or in the aggregate, have a Fidelity Material Adverse Effect; (d) no taxing authority has asserted or initiated (or threatened to assert or initiate) in writing any action, suit, proceeding or claim against Fidelity or any of its

Subsidiaries that, individually or in the aggregate, would have a Fidelity Material Adverse Effect; (e) there is no application pending for approval of a change in accounting methods; (f) except as set forth on Section 5.14 of the Fidelity Disclosure Schedule and for any year for which the statute of limitations has expired neither Fidelity nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Fidelity was the common parent and other than for which Fidelity or any of its subsidiaries has contractual rights to indemnification for all liabilities for taxes for each other person who was a member of such affiliated, consolidated, combined or unitary group; and (g) except as set forth on Section 5.14 of the Fidelity Disclosure Schedule and for any year for which the statute of limitations has expired neither Fidelity nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to taxes or to compensate any third party for any tax payment or tax liability under a tax sharing or similar agreement.

          Section 5.15        Employees and Employee Benefits.

          (a) Section 5.15(a) of Fidelity Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation or insurance coverage (including any self-insured arrangements) which is maintained, administered or contributed to by Fidelity or any of its Subsidiaries and covers any employee or former employee of Fidelity or any of its Subsidiaries. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and the most recent written summary descriptions thereof have been provided to the Company, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Fidelity Employee Plans."

          (b) Each Fidelity Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and, to the knowledge of Fidelity, nothing has occurred since the date of such letter that would cause it to be revoked, whether prospectively or retroactively. Fidelity will make available upon request to the Company copies of the most recent Internal Revenue Service determination letters with respect to each such Fidelity Employee Plan. Each Fidelity Employee Plan has been administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Fidelity Employee Plan except as would not be reasonably likely to have a Fidelity Material Adverse Effect.

          (c) Except as described on Section 5.15(c) of the Fidelity Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Fidelity Employee Plan, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of Fidelity or any of its Subsidiaries.

          (d) Neither Fidelity nor any of its Subsidiaries maintains or contributes to any Fidelity Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee(s) upon their retirement or termination of employment, except as required by Section 601 of ERISA and Section 4980B of the Code.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) relating to any Fidelity Employee Plan which would increase materially the expense of maintaining such Fidelity Employee Plans in the aggregate above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1998.

          (f) Fidelity and each of its Subsidiaries is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except as would not be reasonably likely to have a Fidelity Material Adverse Affect.

          Section 5.16 Investment Securities. The ownership by Fidelity and its Subsidiaries of stocks, bonds and other securities complies in all material respects with all applicable insurance, trust and other Laws. Fidelity has good and valid title to all such investment securities shown as assets in the Fidelity Balance Sheet (unless disposed of in the ordinary course of business thereafter), free and clear of all material Liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Fidelity SEC Documents. The Annual Convention Statements on NAIC Form 9 of the Fidelity Insurance Subsidiaries contain a complete description of all securities of the Fidelity Insurance Subsidiaries on deposit with each state insurance department as of December 31, 1998.

          Section 5.17 Compliance with Laws. Fidelity and its Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses or own their properties in each jurisdiction in which Fidelity or its Subsidiaries currently do business or own property, or in which such license, permit or qualification is otherwise required. Except as disclosed on
Section 5.17 of the Fidelity Disclosure Schedule and except for the Fidelity Proceedings, since July 1, 1994, (a) neither Fidelity nor any of its Insurance Subsidiaries has had its license or qualification to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of Fidelity has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, (b) Fidelity and its Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by Fidelity and its Subsidiaries of their respective properties, and the business conducted by Fidelity and its Subsidiaries, does not violate in any material respect any such laws, regulations or orders and
(c) Fidelity and its Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions. Section 5.17 of the Fidelity Disclosure Schedule indicates the most recent date of the last completed insurance regulatory examination and audit, regular or special, as the case may be, as to Fidelity and its Insurance Subsidiaries for the jurisdictions listed therein, and a copy of the most recent report of such examination has heretofore been made available or delivered to the Company. There is no agreement or understanding between Fidelity or any of its Insurance Subsidiaries, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Fidelity or such Insurance Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves.

          Section 5.18        Forms of Contract.  Except as disclosed on
Section 5.18 of the Fidelity Disclosure Schedule, each form of material insurance policy, policy endorsement or amendment, reinsurance contract, application form and sales material now in use by the Fidelity Insurance Subsidiaries in any jurisdiction has been approved (or has been submitted for approval, which is pending), where required by the appropriate insurance regulatory authorities of such jurisdiction.

          Section 5.19        Directors' and Officers' Insurance Policies.
Section 5.19 of the Fidelity Disclosure Schedule describes Fidelity's directors' and officers' insurance policy as in effect on the date hereof. Fidelity has not received any notice of cancellation or termination of such directors' and officers' insurance policy, and such insurance policy is valid and enforceable.

          Section 5.20 Environmental Matters. With such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Fidelity Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received or made by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, Fidelity or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) Fidelity and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and (iii) there are no liabilities or obligations of Fidelity or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law (including, without limitation, liabilities or obligations relating to divested properties or businesses or predecessor entities), and there are no facts, conditions, situations or set of circumstances that have resulted or could reasonably be expected to result in or be the basis for any such liabilities or obligations.

          Section 5.21        Finders' Fees; Opinion of Financial Advisor.

          (a) Except for Morgan Stanley & Co. Incorporated, whose fees will be paid by Fidelity, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fidelity.

          (b) Fidelity has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be paid by Fidelity is fair to Fidelity from a financial point of view, a copy of which opinion has been made available to the Company.

          Section 5.22        Required Vote; Board Approval.

          (a) The only vote of the holders of any class or series of capital stock of Fidelity required by law, rule or regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby is (i) the affirmative vote of the holders of Fidelity Common Shares representing a majority of the outstanding Fidelity Common Shares to approve the Merger and the Certificate Amendment and (ii) the affirmative vote of the holders of a majority of the votes cast at the Fidelity Stockholder Meeting (as hereafter defined), provided that the total votes cast represent over 50% of the outstanding Fidelity Common Shares, to approve the issuance of Fidelity Common Stock in connection with the Merger (clauses (i) and (ii) constituting the "Fidelity Stockholder Approval").

          (b) Fidelity's Board of Directors has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Fidelity and its stockholders, (b) approved this Agreement and the transactions contemplated hereby and (c) resolved to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

          Section 5.23 Ownership of Company Common Shares. As of the date hereof, neither Fidelity nor, to Fidelity's knowledge, any of its affiliates or associates (as such terms are defined in the Exchange Act),
(a)(i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, Company Common Shares which in the aggregate represent five percent (5%) or more of the outstanding Company Common Shares, nor (b) is an "interested stockholder" of the Company within the meaning of Section 203 of the DGCL.

          Section 5.24 Year 2000 Compliance. Fidelity has (i) completed a review and assessment of all areas within the business and operations of Fidelity and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by Fidelity or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to the Company. Fidelity reasonably believes that all computer software and systems (including those of vendors and suppliers) that are used in the business or operations of Fidelity or its Subsidiaries as presently conducted (the "Fidelity Systems") will on a timely basis be Year 2000 Compliant, except for such failures to perform which would not, individually or in the aggregate, be reasonably likely to have a Fidelity Material Adverse Effect.

          Section 5.25 Financing. At the Effective Time, Fidelity will have sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VI
                           COVENANTS OF THE COMPANY

          The Company agrees that:

          Section 6.1 The Company Interim Operations. Except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of Fidelity (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required by applicable Laws and Environmental Laws for the Company or any of its Subsidiaries to carry on its business and (iii) preserve existing relationships with its key employees, its key agents, and its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement (including the Exhibits hereto), from the date hereof until the Effective Time, without the prior consent of Fidelity (which consent shall not be unreasonably withheld or delayed), the Company shall not, nor shall it permit any of its Subsidiaries to:

          (a)       amend its certificate of incorporation or by-laws;

          (b) take any action that would prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of the Company, Fidelity or any of their Subsidiaries to obtain any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement;

          (c) split, combine or reclassify any shares of capital stock of the Company or any less-than-wholly-owned Subsidiary of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any of its Subsidiaries, except for regular quarterly cash dividends (having customary record and payment dates, not in excess of $0.36 per Company Common Share) and as contemplated by Section 8.5 hereof;

          (d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) the issuance of Company Common Shares upon the exercise of stock options or pursuant to a Company Employee Plan in accordance with its present terms and (B) the granting of options to acquire Company Common Shares to the extent contemplated by the plans and arrangements described on Exhibit C hereto; (ii) amend in any material respect any material term of any outstanding security of the Company or any of its Subsidiaries or (iii) consent, including consent by the applicable committee, to any transfer of a Company Option;

          (e)       other than in connection with transactions permitted by
Section 6.1(f), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for the Company and its Subsidiaries, (ii) incurred in the ordinary course of business of the Company and its Subsidiaries, or
(iii) not otherwise described in clauses (i) and/or (ii) which are (x) not in excess of $1 million, (y) in excess of $1 million but less than $2.5 million and as to which the Transition Committee has been notified, or (z) approved by the Transition Committee;

          (f) except for acquisitions in the ordinary course of the investment activities of the Company and its Subsidiaries consistent with past practice, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions any assets of or equity interests in any Person having a fair market value in excess of $10 million;

          (g) sell, lease, encumber or otherwise dispose of any assets, other than (i) in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of the Company's business and (iii) sales or other dispositions of assets related to discontinued operations of the Company or any of its Subsidiaries;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or request any advances in respect of, or make any drawdowns on, any existing indebtedness which advance or drawdown exceeds $10 million individually or $25 million in the aggregate;

          (i) amend, modify or terminate any material contract, agreement or arrangement of the Company or any of its Subsidiaries or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder;

          (j) (i) except in the ordinary course of business consistent with past practice, or as required by law or by an agreement existing on the date hereof, or as contemplated by Exhibit C hereto, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law or by an agreement existing on the date hereof or as contemplated by Exhibit C hereto, adopt any severance program or grant any material severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (iii) except as contemplated by Exhibit C hereto, adopt or implement any employee retention program or other incentive arrangement not in existence on the date hereof, (iv) except as contemplated by Exhibit C hereto, adopt any additional employee benefit plan or, except in the ordinary course of business, make any material contribution to any existing such plan, or (v) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any Company Employee Plan;

          (k) change the Company's (x) methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or
(y) fiscal year;

          (l) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company and its Subsidiaries, taken as a whole;

          (m) pay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (x) for an amount of $5 million or less, (y) an insurance claim arising in the ordinary course of business, and (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

          (n) take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (o) agree, resolve or otherwise commit to do any of the foregoing;

provided, however, that the provisions of this Section 6.1 shall not limit the Company's ability to repurchase Company Common Shares issued by the Company to persons other than Alleghany as contemplated by the provisions of Section 6.4 below. Notwithstanding anything to the contrary in this Agreement, the Company shall use its commercially reasonable efforts to complete the plan referred to in Section 4.24 on a timely basis.

          Section 6.2 Stockholder Meeting. The Company shall cause a meeting of its stockholders (the "Company Stockholders Meeting") to be duly called and held for the purpose of obtaining the Company Stockholder Approval as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Except as provided in the next sentence,
(a) the Company's Board of Directors shall recommend approval and adoption by its stockholders of this Agreement (the "Company Recommendation"), and (b) the Company shall use its reasonable best efforts to solicit the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations under this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. The Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they give the Company Stockholder Approval or (ii) withdraw or modify in a manner materially adverse to Fidelity the Company Recommendation, only if the Board of Directors of the Company by a majority vote determines in its good faith judgment (after consultation with its outside legal counsel) that it is necessary to so withdraw or modify the Company Recommendation to comply with its fiduciary duties under applicable law.

          Section 6.3         Acquisition Proposals; Board Recommendation.

          (a) The Company agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, directly or indirectly, to (i) take any action to solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal, (ii) engage in any negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities or (iv) other than in the manner contemplated by Section 6.3(d), enter into any agreement with respect to any Acquisition Proposal; provided, however, that the Company may take any actions described in the foregoing clauses (i), (ii), (iii), or (iv) in respect of any Person who makes an Acquisition Proposal, but only if (x) the Board of Directors of the Company by a majority vote determines in its good faith judgment that either (A) such Acquisition Proposal constitutes a Superior Proposal and provides written notice of termination of this Agreement in accordance with Section 6.3(d) and Section 10.1, or (B) such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, and (y) prior to furnishing any non-public information to such Person, such Person shall have entered into a confidentiality agreement with the Company on terms no less favorable to the Company than the Confidentiality Agreement between the Company and Fidelity dated as of June 24, 1999 (the "Confidentiality Agreement").

          (b) Unless the Company's Board of Directors has previously withdrawn, or is concurrently therewith withdrawing, the Company Recommendation, neither the Company's Board of Directors nor any committee thereof shall recommend any Acquisition Proposal to the Company stockholders. Notwithstanding the foregoing, nothing contained in this Section 6.3(b) or elsewhere in this Agreement shall prevent the Company's Board of Directors from complying with Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable law.

          (c) Promptly (but in no event later than 48 hours) after receipt by the Company or any of its Subsidiaries (or any of their respective directors, officers, agents or advisors) of any Acquisition Proposal, any contacts concerning, or any request for non-public information or for access to the properties, books or records of the Company or any of its Subsidiaries or any request for a waiver or release under any standstill or similar agreement, by any Person that has made an Acquisition Proposal or indicates that it is considering making an Acquisition Proposal, the Company shall notify Fidelity
(x) that a Person may be considering making an Acquisition Proposal, and (y) of the identity of such Person and, if an Acquisition Proposal is made, of the material terms of such Acquisition Proposal. The Company shall keep Fidelity reasonably informed of the status and material terms of any such Acquisition Proposal.

          (d) Upon notice and in accordance with the terms of Section 10.1, the Company may terminate this Agreement at any time before the Company Stockholder Approval is obtained if (w) the Company's Board of Directors shall have authorized the

Company, subject to the terms and conditions of this Agreement, to enter into a binding agreement concerning a transaction that constitutes a Superior Proposal, (x) the Company notifies Fidelity that it intends to enter into such agreement, specifying the material terms and conditions of such agreement, (y) within three Business Days of receiving the notice described in (x) above, Fidelity fails to propose and agree to enter into a modification of this Agreement such that the Board of Directors of the Company determines by a majority vote in its good faith judgment that such Superior Proposal is no longer a Superior Proposal and (z) the Company pays Fidelity the fee contemplated by Section 10.3(b).

          Section 6.4 Purchases of Company Common Shares. Subject to applicable legal requirements and to the contractual obligations of the Company, the Company agrees to use its good faith efforts to repurchase Company Common Shares issued by the Company to persons other than Alleghany; provided, that unless consented to by Fidelity, the purchase price paid by the Company for such Company Common Shares shall not exceed $52.00.

                                  ARTICLE VII
                             COVENANTS OF FIDELITY

          Fidelity agrees that:

          Section 7.1 Fidelity Interim Operations. Except as set forth in the Fidelity Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, Fidelity shall, and shall cause each of its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required by applicable Laws or Environmental Laws for Fidelity or any of its Subsidiaries to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in
Section 7.1 of the Fidelity Disclosure Schedule or otherwise expressly contemplated by this Agreement (including the Exhibits hereto), from the date hereof until the Effective Time, without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), Fidelity shall not, not shall it permit any of its Subsidiaries to:

          (a) amend its certificate of incorporation or by-laws (other than as contemplated by Section 2.2 hereof);

          (b) take any action that would prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of Fidelity, the Company or any of their Subsidiaries to obtain any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement;

          (c) split, combine or reclassify any shares of capital stock of Fidelity or any less-than-wholly-owned Subsidiary of Fidelity or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for regular quarterly cash dividends (having customary record and payment dates, not in excess of $0.084 per Fidelity Common Share);

          (d) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of, or other ownership interests in, any of its Subsidiaries; provided, however, that Fidelity shall be permitted to repurchase Fidelity Common Shares if such repurchases (i) are made pursuant to Fidelity's existing or future publicly announced stock repurchase program, (ii) are made on the NYSE pursuant to Rule 10b-18 under the Exchange Act, (iii) are not made (x) during the period commencing on the date the Joint Proxy Statement/Prospectus is first disseminated to the stockholders of the Company or Fidelity and ending on the first day after the date that both the Company Stockholder Approval and the Fidelity Stockholder Approval have been obtained, (y) during the 30 consecutive trading day period ending on the Determination Date, or (z) at a time when such repurchases are prohibited by Regulation M under the Exchange Act, and (iv) would not prevent or materially impair the ability of Fidelity to obtain sufficient funds to enable it to consummate the transactions contemplated by this Agreement;

          (e) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) the issuance of Fidelity Common Shares upon the exercise of stock options or pursuant to a Fidelity Employee Plan in accordance with its present terms and (B) the granting of options to acquire Fidelity Common Shares in the ordinary course of business consistent with past practice; (ii) amend in any material respect any material term of any outstanding security of Fidelity or any of its Subsidiaries, or (iii) consent, including consent by the applicable committee, to any transfer of a Fidelity Option;

          (f)       other than in connection with transactions permitted by
Section 7.1(g), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for Fidelity and its Subsidiaries made available to the Company, (ii) incurred in the ordinary course of business of Fidelity and its Subsidiaries or (iii) not otherwise described in clauses (i) and/or (ii) which do not exceed $5 million individually or $25 million in the aggregate;

          (g) except for acquisitions in the ordinary course of the investment activities of Fidelity and its Subsidiaries consistent with past practice, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions any assets of or equity interests in any Person having a fair market value in excess of $10 million;

          (h) sell, lease, encumber or otherwise dispose of any assets, other than (i) in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of Fidelity's business and (iii) sales or other dispositions of assets related to discontinued operations of Fidelity or any of its Subsidiaries;

          (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Fidelity or any of its Subsidiaries or guarantee any debt securities of others or request any advances in respect of, or make any drawdowns on, any existing indebtedness, except for (i) borrowings and guarantees made by Fidelity and its Subsidiaries which are pursuant to or permitted by the Revolving Credit Facility in accordance with the terms of the Revolving Credit Facility, (ii) indebtedness incurred to effect the transactions contemplated by this Agreement and (iii) indebtedness incurred in connection with repurchases of Fidelity Common Shares permitted under Section 7.1(d), to the extent that incurrence of such indebtedness does not prevent or materially impair the ability of Fidelity to obtain sufficient funds to enable it to consummate the transactions contemplated by this Agreement;

          (j) amend, modify or terminate any material contract, agreement or arrangement of Fidelity or any of its Subsidiaries or otherwise waive, release or assign any material rights, claims or benefits of Fidelity or any of its Subsidiaries thereunder;

          (k) (i) except in the ordinary course of business consistent with past practice, or as required by law or by an agreement existing on the date hereof, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law or by an agreement existing on the date hereof grant any material severance or termination pay to any director, officer or employee of Fidelity or any of its Subsidiaries, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business, make any material contribution to any existing such plan or (iv) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any Fidelity Employee Plan;

          (l) change Fidelity's (x) methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or
(y) fiscal year;

          (m) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of Fidelity and its Subsidiaries, taken as a whole;

          (n) pay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (x) for an amount of $5 million or less, (y) an insurance claim arising in the ordinary course of business, and (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

          (o) take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (p) agree, resolve or otherwise commit to do any of the foregoing;

provided, however, that the provisions of this Section 7.1 shall not apply in respect of Micro General (it being understood that Fidelity will not take any action as a stockholder of Micro General that would prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement); and further provided, that the provisions of Section 7.1(g), Section 7.1(h) and Section 7.1(i) above shall not apply to Fidelity National Leasing Inc. (it being understood that Fidelity will not permit Fidelity National Leasing Inc. to take any action that would prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement). Notwithstanding anything to the contrary in this Agreement, Fidelity shall use its commercially reasonable efforts to complete the plan referred to in Section 5.24 on a timely basis.

          Section 7.2 Executive Management. Effective at the later of December 31, 1999 or the Effective Time, William P. Foley, II, Chief Executive Officer of Fidelity, shall have resigned from all executive management positions other than positions with Fidelity and its Subsidiaries; provided, however, that nothing in this Section 7.2 shall require that Mr. Foley resign as Chairman of the Board of, or from any other non-executive position he may hold with, entities other than Fidelity or its Subsidiaries. At the Effective Time, Mr. Foley will be appointed Vice Chairman of the Chicago Title and Trust Company Foundation.

          Section 7.3 Stockholder Meeting. Fidelity shall cause a meeting of its stockholders (the "Fidelity Stockholders Meeting") to be duly called and held for the purpose of approving the matters constituting the Fidelity Stockholder Approval as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Fidelity's Board of Directors shall recommend approval and adoption by its stockholders of this Agreement, and Fidelity shall use its reasonable best efforts to solicit the Fidelity Stockholder Approval.

          Section 7.4         Indemnification, Exculpation and Insurance.

          (a) Fidelity agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Fidelity will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Fidelity.

          (b) In the event that Fidelity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) except as required by applicable law in connection with the Merger, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Fidelity assume the obligations set forth in this
Section 7.4.

          (c) Immediately prior to the Closing, the Company shall purchase, from an insurer or insurers chosen by the Company, one or more single payment, run-off policies of directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policies on terms with respect to such coverage and amount no less favorable than the terms of the current policies of the Company which policies are described on Section 4.19 of the Company Disclosure Schedule, such policy (or policies) to become effective at the Effective Time and to remain in effect for a period of six years after the Effective Time. If such coverage is unavailable, for six years after the Effective Time, Fidelity shall provide to the Company's directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policies with insurance companies who are rated at least as highly as the insurance companies who currently provide the Company's directors' and officers' liability insurance as described on Section
4.19 of the Company Disclosure Schedule and on terms with respect to such coverage and amount no less favorable than those described on Section 4.19 of the Company Disclosure Schedule; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then Fidelity shall provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

          (d) The provisions of this Section 7.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          Section 7.5 Employee Benefits. Fidelity agrees to cause the Surviving Corporation to perform all of the obligations of the Company pursuant to the Company severance plan and Company employee retention program and other arrangements with regard to officers and employees of the Company described in Exhibit C hereto. Prior to the Effective Time, the Company Board of Directors will make any determinations required by the plans and arrangements described on Exhibit C hereto, and Fidelity agrees that the Surviving Corporation will implement such plans and arrangements in accordance with the determinations made by the Company Board of Directors.

          Section 7.6 Stock Exchange Listing. Fidelity shall use its reasonable best efforts to cause the Fidelity Common Shares to be issued in connection with the Merger or upon exercise of Fidelity Options to be listed on the NYSE, subject to official notice of issuance.

                                 ARTICLE VIII
                     COVENANTS OF FIDELITY AND THE COMPANY

          The parties hereto agree that:

          Section 8.1 Reasonable Best Efforts. Subject to the terms and conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed. Nothing in this Section 8.1 shall require any of the Company and its Subsidiaries or Fidelity and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of the Company, Fidelity or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner either (x) is not conditioned on the Closing or (y) would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation, taken as a whole, after giving effect to the Merger (any such sale, holding separate or other disposition or conduct of business referred to
(x) or (y) shall be referred to herein as a "Burdensome Condition").

          Section 8.2         Certain Filings; Cooperation in Receipt of
Consents.

          (a) As promptly as practicable after the date hereof, Fidelity and the Company shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and, as soon as practicable following the period of any review thereof by the SEC staff, Fidelity shall prepare and file the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included. Each of the Company and Fidelity shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Company and Fidelity shall mail the Joint Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Joint Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. Fidelity shall also take any action (except to qualify to do business or to file a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Fidelity Common Shares in the Merger, and the Company shall use its reasonable best efforts to furnish all information concerning its directors, officers, stockholders and business as may be reasonably requested by Fidelity in connection with any such action.

          (b) No filing of, or any amendment or supplement to, the Joint Proxy Statement/Prospectus will be made by the Company or Fidelity without providing the other party the opportunity to review and comment thereon. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Fidelity Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to either party, or any of their respective Affiliates, officers or directors should be discovered by the Company or Fidelity, that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company and Fidelity.

          (c) The Company shall use its reasonable best efforts to cause to be delivered to Fidelity two letters from the Company's independent public accountants, one dated the date on which the Registration Statement shall become effective and one dated the date of the Effective Time, each addressed to the Company and Fidelity, in form and substance reasonably satisfactory to Fidelity and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Fidelity shall use its reasonable best efforts to cause to be delivered to the Company two letters from Fidelity's independent public accountants, one dated the date on which the Registration Statement shall become effective and one dated the date of the Effective Time, each addressed to the Company and Fidelity, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (d) The Company and Fidelity shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby and
(ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers. Each party shall permit the other party to review any communication given by it to, and shall consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

          Section 8.3 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          Section 8.4         Access to Information; Notification of Certain
Matters.

          (a) From the date hereof until the Effective Time and subject to applicable law, the Company and Fidelity shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party,
(ii) furnish or make available to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and
(iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of the other party in its investigation. Any investigation pursuant to this Section 8.4(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. All such information shall be governed by the terms of the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 8.4(a) shall affect or be deemed to modify any representation or warranty made by any party hereunder.

          (b) Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

          (i) any communication received by such party from, or given by such party to, any Governmental Entity in connection with any of the transactions contemplated hereby;

          (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8.4(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 8.5 Payment of Special Dividend. Fidelity and the Company agree that, prior to the Effective Time, the Company Board of Directors shall declare a special dividend payable to holders of record of Company Common Shares as of the close of business on the Business Day immediately preceding the Effective Time. The amount of such special dividend shall be an amount per Company Common Share equal to $0.36 multiplied by a fraction the numerator of which shall be the number of days elapsed from the record date of the last regular quarterly dividend payment prior to the Effective Time through the date of the Effective Time, and the denominator of which shall be ninety.

          Section 8.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          Section 8.7         Tax Matters.

          (a) Prior to and following the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a 368 Reorganization and will not take any action or fail to take any action reasonably likely to cause the Merger not so to qualify.

          (b) Each party shall use its reasonable best efforts (i) to obtain the opinions referred to in Section 9.2(b) and Section 9.3(b), (ii) to obtain the rulings, opinions or consent referred to in Section 9.2(c), and
(iii) to obtain the ruling or opinion referred to in Section 9.3(c).

          (c) From and after the Effective Time, Fidelity agrees to cause the Surviving Corporation to perform all of the obligations of the Company under the agreements entered into between the Company and Alleghany in connection with the distribution of the Company from Alleghany in June 1998, including without limitation, the Tax Sharing Agreement.

          Section 8.8 Control of Other Party's Business. Nothing contained in this Agreement shall give Fidelity, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Fidelity's operations prior to the Effective Time. Prior to the Effective Time, each of Fidelity and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

          Section 8.9 Affiliate Letters. Within 30 days following the date hereof, the Company shall cause to be delivered to Fidelity a letter identifying, to the Company's reasonable judgment, the names and addresses of all Persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145(c) under the Securities Act. The Company shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Fidelity on or prior to the 30th day prior to the Effective Time a letter agreement substantially in the form of Exhibit D to this Agreement.

          Section 8.10 Financing. Prior to March 31, 2000, Fidelity will take such action as may be necessary to obtain, and will obtain, sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                                  ARTICLE IX
                           CONDITIONS TO THE MERGER

          Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company and Fidelity to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) each of the Company Stockholder Approval and the Fidelity Stockholder Approval shall have been obtained;

          (b) the Fidelity Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

          (c) (i) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn and (ii) all state securities or "blue sky" authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

          (d) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated without the imposition of any Burdensome Condition;

          (e) no Governmental Entity of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger; and

          (f) the parties shall have obtained or made all consent, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Section 4.3 and Section 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or
(ii) would be reasonably likely to have a Material Adverse Effect on the Surviving Corporation, taken as a whole, after giving effect to the Merger.

          Section 9.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Fidelity shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Certificate of Merger, (ii) the representations and warranties of Fidelity contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifications included therein) shall have been true and correct when made and at and as of the time of the filing of the Certificate of Merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as would not be reasonably likely, individually or in the aggregate, to have a Fidelity Material Adverse Effect, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Fidelity to the foregoing effect;

          (b) The Company shall have received an opinion of Swidler Berlin Shereff Friedman, LLP in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and reasonable assumptions set forth in such opinion, dated as of the date of the filing of the Certificate of Merger, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of the Company and Fidelity in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

          (c) In accordance with the provisions of the Tax Sharing Agreement, either (i) the Company shall have (x) received a ruling from the Internal Revenue Service that is reasonably satisfactory to Alleghany to the effect that (A) the Merger will not affect the qualification of the distribution of the Company from Alleghany as a transaction in which no gain or loss is recognized under Section 355 of the Code and (B) the Merger will not affect the qualification of the AAM Distribution as a transaction in which no gain or loss is recognized under Section 355 of the Code (except that the Company shall not submit any such ruling request to the Internal Revenue Service if Alleghany determines in good faith that filing such request might have a materially adverse effect upon Alleghany) or (y) obtained an unqualified opinion of Swidler Berlin Shereff Friedman, LLP to the effect that (A) the Merger will not affect the qualification of the distribution of the Company from Alleghany as a transaction in which no gain or loss is recognized under
Section 355 of the Code and (B) the Merger will not affect the qualification of the AAM Distribution as a transaction in which no gain or loss is recognized under Section 355 of the Code, or (ii) Alleghany shall have consented in writing to the Merger and the other transactions contemplated hereby; and

          (d) Since the date of the Fidelity balance sheet included in the Fidelity 10-Q, there shall not have occurred any change in the financial condition, business or operations of Fidelity and its Subsidiaries, taken as a whole, that would be reasonably likely to have a Fidelity Material Adverse Effect.

          Section 9.3 Conditions to the Obligations of Fidelity. The obligations of Fidelity to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of filing of the Certificate of Merger, (ii) the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifications included therein) shall have been true and correct when made and at and as of the time of the filing of the Certificate of Merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, and (iii) Fidelity shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to the foregoing effect;

          (b) Fidelity shall have received an opinion of Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to Fidelity, on the basis of certain facts, representations and reasonable assumptions set forth in such opinion, dated as of the date of the filing of the Certificate of Merger, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of the Company and Fidelity in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

          (c) Either (x) the Company has received a ruling from the Internal Revenue Service that is reasonably satisfactory to Fidelity to the effect that (A) the Merger will not affect the qualification of the distribution of the Company from Alleghany as a transaction in which no gain or loss is recognized under Section 355 of the Code and (B) the Merger will not affect the qualification of the AAM Distribution as a transaction in which no gain or loss is recognized under Section 355 of the Code, or (y) the Company has obtained an unqualified opinion of Swidler Berlin Shereff Friedman, LLP or Fidelity has obtained an unqualified opinion of Gibson, Dunn & Crutcher LLP to the effect that (A) the Merger will not affect the qualification of the distribution of the Company from Alleghany as a transaction in which no gain or loss is recognized under Section 355 of the Code and (B) the Merger will not affect the qualification of the AAM Distribution as a transaction in which no gain or loss is recognized under Section 355 of the Code; and

          (d) Since the date of the Company balance sheet included in the Company 10-Q, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, that would be reasonably likely to have a Company Material Adverse Effect.

                                   ARTICLE X
                                  TERMINATION

          Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 10.1(a)), whether before or after the Company Stockholder Approval shall have been obtained:

          (a)       by mutual written agreement of Fidelity and the Company;

          (b)       by either Fidelity or the Company, if

          (i) the Merger shall not have been consummated by March 31, 2000 (the "End Date"); provided, however, that the End Date may be extended by the Company or Fidelity until June 30, 2000 (the "Extended End Date") in the event that, as of March 31, 2000, all conditions to the Merger have been satisfied other than the conditions set forth in Section 9.1(d) or Section 9.1(f) above, except that any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure to obtain such consent or approval which has not been obtained by March 31, 2000 shall not be permitted to extend the End Date to the Extended End Date; and provided further, that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to occur on or before the End Date or the Extended End Date, as the case may be;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Fidelity from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such law, regulation, judgment, injunction, order or decree; or

          (iii) at the Company Stockholders Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained, or at the Fidelity Stockholders Meeting (including any adjournment or postponement thereof), the Fidelity Stockholder Approval shall not have been obtained;

          (c) by the Company, (i) if a breach of any representation, warranty, covenant or agreement on the part of Fidelity set forth in this Agreement shall have occurred which would cause the condition set forth in
Section 9.2(a) not to be satisfied, and either such condition shall be incapable of being satisfied by the End Date or the Extended End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by the Company to Fidelity,
(ii) as contemplated by Section 6.3(d), or (iii) if Fidelity shall have elected to pay the Reduced Supplemental Consideration; or

          (d) by Fidelity, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified the Company Recommendation in a manner materially adverse to Fidelity, (B) recommended any Acquisition Proposal to the Company's stockholders, and/or (C) failed to make the Company Recommendation; or (ii) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.3(a) not to be satisfied, and either such condition is incapable of being satisfied by the End Date or the Extended End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by Fidelity to the Company.

          Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 (including any such termination by way of Section 6.3(d)), there shall be no liability or obligation on the part of Fidelity or the Company, or any of their respective officers, directors, stockholders, agents or Affiliates, except as set forth in Section 10.3, except that the provisions of Sections 10.2, 10.3, 11.1, 11.3, 11.4, 11.5, 11.6, 11.7,
11.8, 11.9 and 11.10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement and except that, notwithstanding anything to the contrary contained in this Agreement, neither the Company nor Fidelity shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement; provided, however, that the Company shall have no further liability or obligation under this Agreement if it shall have paid the Termination Fee (as hereinafter defined).

          Section 10.3        Termination Fee and Expenses.

          (a) Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) each of the Company and Fidelity shall bear and pay one-half of the costs and expenses incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement/Prospectus, as well as the SEC filing fees related thereto, and (ii) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, all state, local, foreign or provincial sales, use, real property, transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto) attributable to the Merger.

          (b) The Company shall pay Fidelity the Termination Fee (as hereinafter defined) if this Agreement is terminated solely as follows:

      (i) if the Company shall terminate this Agreement pursuant to Section 10.1(c)(ii);

      (ii) if (w) either party shall terminate this Agreement pursuant to
      Section 10.1(b)(iii) due to the failure to obtain the Company Stockholder Approval, (x) at any time after the date of this Agreement and at or before the date of the Company Stockholders Meeting an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company Board of Directors, (y) within twelve months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a Business Combination, and (z) a Business Combination with respect to the Company is thereafter consummated; or

      (iii) if Fidelity shall terminate this Agreement pursuant to Section 10.1(d)(i); provided, however, that no Termination Fee shall be payable upon termination of this Agreement pursuant to Section 10.1(d)(i)(A) or
      Section 10.1(d)(i)(C) if such termination follows an adverse change in the Company Recommendation or failure to make the Company Recommendation occurring at a time when Fidelity is in material breach of this Agreement or has materially failed to perform its obligations under this Agreement and such breach or failure to perform either would give rise to a right on the part of the Company to terminate this Agreement or is of a magnitude which would have a Fidelity Material Adverse Effect and (in either case) has not been sufficiently cured or improved within 10 days after notice of such breach or failure to perform that the breach or failure to perform would no longer give rise to a right of termination or have a Fidelity Material Adverse Effect).

          (c)       "Termination Fee" means $34,100,000.

          (d) The Termination Fee required to be paid pursuant to Section 10.3(b) shall be paid prior to, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 10.1(c)(ii). Any other payment of the Termination Fee required to be made pursuant to Section 10.3(b) shall be made not later than two Business Days after (i) the consummation of a Business Combination with the Company, in the case of a termination of this Agreement pursuant to Section 10.1(b)(iii), or
(ii) the termination of this Agreement pursuant to Section 10.1(d)(i).

          (e) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to pay a Termination Fee to Fidelity if at the time of termination of this Agreement Fidelity is in material breach of this Agreement or has materially failed to perform its obligations under this Agreement and such breach or failure to perform either would give rise to a right on the part of the Company to terminate this Agreement or is of a magnitude which would have a Fidelity Material Adverse Effect and (in either case) has not been sufficiently cured within 10 days after notice of such breach or failure to perform that the breach or failure to perform would no longer give rise to a right of termination or have a Material Adverse Effect.

                                  ARTICLE XI
                                 MISCELLANEOUS

          Section 11.1 Notices. Except as otherwise expressly set forth in Section 6.3(c), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to Fidelity, to:


              Fidelity National Financial, Inc.
              3916 State Street, Suite 300
              Santa Barbara, California 93105
              Attention: Mr. William P. Foley, II
                            Chairman of the Board
                             and Chief Executive Officer
              Facsimile: (805) 563-4141
          with a copy to:

              Stradling Yocca Carlson & Rauth
              660 Newport Center Drive, Suite 1600
              Newport Beach, California 92660
              Attention: C. Craig Carlson, Esq.
              Facsimile: (949) 725-4100

          if to the Company, to:

              Chicago Title Corporation
              171 North Clark Street
              Chicago, Illinois 60601
              Attention: Mr. John Rau
                            President and Chief Executive Officer
              Facsimile: (312) 223-3092


          with a copy to:

              Dewey Ballantine LLP
              1301 Avenue of the Americas
              New York, New York 10019
              Attention: Aileen C. Meehan, Esq.
              Facsimile: (212) 259-6333


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective upon receipt.

          Section 11.2 Survival of Representations, Warranties and Covenants after the Effective Time. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The covenants contained in Articles II and III and Sections 7.4, 7.5, 8.5, 8.6, 8.7, 11.2, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.10 shall survive the Effective Time.

          Section 11.3        Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Fidelity or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the Company Stockholder Approval, no such amendment or waiver shall, without the further approval of such stockholders, be made that would require such approval under any applicable law, rule or regulation.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 11.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Any purported assignment in violation hereof shall be null and void.

          Section 11.5 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its principles of conflicts of laws.

          Section 11.6 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. Except as set forth in Section 7.4, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 11.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

          Section 11.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 11.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 11.10 Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   CHICAGO TITLE CORPORATION
   Attest:


   /s/ Paul T. Sands, Jr.          By /s/ John Rau
   --------------------------         -----------------------------------
   Paul T. Sands, Jr.                 John Rau
                                      President and Chief Executive Office

   Attest:                         FIDELITY NATIONAL FINANCIAL, INC.


   /s/ Andrew F. Puzder            By /s/ William P. Foley, II
   --------------------------         ------------------------
   Andrew F. Puzder                 William P. Foley, II
                                    Chairman of the Board
                                       and Chief Executive Officer

                                                            SCHEDULE I

      Illustration of Section 3.1(b)(iii) before Section 3(c) Adjustment



                                                                     Proportion in Stock (b)
  Average                      Minimum                               -----------------------
  Fidelity                  Consideration
   Common    The Exchange      Paid in      Minimum        The         Cash         Shares
Share Price    Ratio(a)    Fidelity Shares    Cash     Differential  Option (c)   Option (d)
-----------  ------------  ---------------  -------    ------------  ----------   ----------

  $15           1.4014        $21.02        $26.00       $4.98         40.4%        50.0%

   16           1.4014         22.42         26.00        3.58         43.12%       50.0%

   17           1.4014         23.82         26.00        2.18         45.81%       50.0%

   18           1.4014         25.23         26.00        0.77         48.52%       50.0%

   18.55        1.4014         26.00         26.00        --           50.0%        50.0%

   19           1.4014         26.63         25.37        --           51.2%        51.2%

   20           1.4014         28.03         23.97        --           53.9%        53.9%

   21           1.4014         29.43         22.57        --           56.6%        56.6%

   22           1.4014         30.83         21.17        --           59.3%        59.3%

   23           1.4014         32.23         19.77        --           62.0%        62.0%

   24           1.4014         33.63         18.37        --           64.7%        64.7%


(a) Based on 21.808 million Company Common Shares outstanding and 30.439 million Fidelity Common Shares outstanding.

(b)  Percentage of Merger Consideration received in Fidelity Common Shares.

(c)  Assumes the Differential is paid in all cash.

(d)  Assumes the Differential is paid in all Fidelity Common Shares